UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Altria Group, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2018	Notice of Annual Meeting of Shareholders and Proxy Statement

6601 West Broad Street
Richmond, Virginia 23230

Dear Fellow Shareholder:

I am pleased to invite you to join us at the 2018 Annual Meeting of Shareholders of Altria Group, Inc. to be held on Thursday, May 17, 2018 at 9:00 a.m., Eastern Time, at the Greater Richmond Convention Center, 403 North 3rd Street, Richmond, Virginia 23219.

At this year’s meeting, we will vote on the election of 11 directors, the ratification of the selection of PricewaterhouseCoopers LLP as Altria’s independent registered public accounting firm and, if properly presented, one shareholder proposal. We will also conduct a non-binding advisory vote on the compensation of Altria’s named executive officers. We will report on our business, and shareholders will have an opportunity to ask questions.

To attend the meeting, an admission ticket and government-issued photo identification are required. To request an admission ticket, please follow the instructions on page 11 (Question 16). One immediate family member who is 21 years of age or older may accompany a shareholder as a guest.

We use the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their shareholders over the Internet. We believe this expedites shareholders receiving proxy materials, lowers costs and conserves natural resources. We thus are mailing to many shareholders a Notice of Internet Availability of Proxy Materials, rather than a paper copy of this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. The Notice of Internet Availability explains how to access the proxy materials online, vote online and obtain a paper copy of our proxy materials.

Your vote is very important. I encourage you to complete, sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares will be represented and voted at the meeting even if you cannot attend.

April 5, 2018

Sincerely,

Martin J. Barrington Chairman, Chief Executive Officer and President

For further information about the 2018 Annual Meeting, please call 1-804-484-8838

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS OF ALTRIA GROUP, INC.

DATE AND TIME:	Thursday, May 17, 2018 at 9:00 a.m., Eastern Time
PLACE:	The Greater Richmond Convention Center 403 North 3rd Street Richmond, Virginia 23219
ITEMS OF BUSINESS:	1)	To elect as directors the 11 nominees named in the accompanying Proxy Statement.
	2)	To ratify the selection of PricewaterhouseCoopers LLP as Altria’s independent registered public accounting firm for the fiscal year ending December 31, 2018.
	3)	To hold a non-binding advisory vote to approve the compensation of Altria’s named executive officers.
	4)	To vote on one shareholder proposal, if properly presented at the meeting.
	5)	To transact other business properly coming before the meeting.
WHO CAN VOTE:	You are entitled to vote if you were a shareholder of record at the close of business on March 26, 2018.
VOTING:

We urge you to participate in the meeting, either by attending and voting in person or by voting through other acceptable means as promptly as possible. You may vote by telephone, through the Internet or by mailing your completed and signed proxy card (or voting instruction form, if you hold your shares through a broker, bank or other nominee). Each share is entitled to one vote on each matter to be voted upon at the annual meeting. Your vote is important and we urge you to vote.

MEETING ADMISSION:

If you plan to attend the meeting, you must request an admission ticket in advance. To request an admission ticket, please follow the instructions on page 11 (Question 16) of the accompanying Proxy Statement.

2017 ANNUAL REPORT:	A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 accompanies this Proxy Statement.
DATE OF DISTRIBUTION:	This Notice, the Proxy Statement and proxy card are first being made available or mailed to shareholders on or about April 5, 2018.

By Order of the Board of Directors,

W. Hildebrandt Surgner, Jr. Vice President, Corporate Secretary and Associate General Counsel

April 5, 2018
Richmond, Virginia

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2018
Altria’s Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are available, free of charge, at www.altria.com/proxy.

PROXY STATEMENT – TABLE OF CONTENTS

ALTRIA GROUP, INC. – Proxy Statement      i

PROXY STATEMENT – TABLE OF CONTENTS

ii     ALTRIA GROUP, INC. – Proxy Statement

PROXY STATEMENT SUMMARY

This summary highlights information about Altria Group, Inc. (“Altria,” “we,” “our” or “us”) and certain information contained elsewhere in this proxy statement (“Proxy Statement”) for Altria’s 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting” or the “meeting”). This summary does not contain all the information that you should consider in voting your shares. You should read the entire Proxy Statement carefully before voting.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposal		Board Vote Recommendation	Page Reference
Proposal 1 –	Election of Directors	FOR each nominee	61
Proposal 2 –	Ratification of the Selection of Independent Registered Public Accounting Firm	FOR	67
Proposal 3 –	Non-Binding Advisory Vote to Approve the Compensation of Altria’s Named Executive Officers	FOR	68
Proposal 4 –	Shareholder Proposal Regarding Reducing and Disclosing Nicotine Levels in Cigarette Brands	AGAINST	69

CASTING YOUR VOTE

	How to Vote	Shareholders of Record (Shares registered in your name with Altria’s transfer agent, Computershare) and Employee Benefit Plan Participants	Street Name Holders (Shares held through a Broker, Bank or Other Nominee)
Internet	Visit the applicable voting website:	www.envisionreports.com/altria	www.proxyvote.com
Mobile Device	Scan the QR Code to vote using your mobile device:		Refer to voting instruction form.
Telephone	Within the United States, U.S. Territories and Canada, call toll-free:	1-800-652-VOTE (8683)	Refer to voting instruction form.
Mail	Complete, sign and mail your proxy card or voting instruction form in the self-addressed envelope provided.
In Person	For instructions on attending the 2018 Annual Meeting in person, please see Question 16 on page 11.

ALTRIA GROUP, INC. – Proxy Statement      1

PROXY STATEMENT SUMMARY

BOARD NOMINEES

You are being asked to vote on the following 11 nominees for director. All directors are elected annually by a majority of the votes cast. Information about each director’s experiences, qualifications and skills can be found beginning on page 61.

					Board Committee Membership (1)
Name	Age	Director Since	Principal Occupation	Independent	AC	CC	EC	FC	IC	NC
John T. Casteen III	74	2010	President Emeritus, University of Virginia	Yes	■	■			■
Dinyar S. Devitre	70	2008	Former Chief Financial Officer, Altria Group, Inc.	Yes			■	■	■	■
Thomas F. Farrell II (2)	63	2008	Chairman, President and Chief Executive Officer, Dominion Energy, Inc.	Yes		■	■			■
Debra J. Kelly-Ennis	61	2013	Retired President and Chief Executive Officer, Diageo Canada, Inc.	Yes	■				■	■
W. Leo Kiely III	71	2011	Retired Chief Executive Officer, MillerCoors LLC	Yes		■	■	■	■
Kathryn B. McQuade	61	2012	Retired Executive Vice President and Chief Financial Officer, Canadian Pacific Railway Limited	Yes	■	■		■
George Muñoz	66	2004	Principal, Muñoz Investment Banking Group, LLC and Partner, Tobin & Muñoz	Yes	■		■	■		■
Mark E. Newman (3)	54	2018	Senior Vice President and Chief Financial Officer, The Chemours Company	Yes
Nabil Y. Sakkab	70	2008	Retired Senior Vice President, Corporate Research and Development, The Procter & Gamble Company	Yes			■	■	■	■
Virginia E. Shanks	57	2017	Executive Vice President and Chief Administrative Officer, Pinnacle Entertainment, Inc.	Yes	■				■
Howard A. Willard III (3)	54	2018	Executive Vice President and Chief Operating Officer, Altria Group, Inc.	No

(1)	AC	Audit Committee	FC	Finance Committee
	CC	Compensation Committee	IC	Innovation Committee
	EC	Executive Committee	NC	Nominating, Corporate Governance & Social Responsibility Committee
(2)	Presiding Director.
(3)	Messrs. Newman and Willard became directors effective February 1, 2018. As of the date of this Proxy Statement, Messrs. Newman and Willard have not been named to any Committee.

2     ALTRIA GROUP, INC. – Proxy Statement

PROXY STATEMENT SUMMARY

CORPORATE GOVERNANCE HIGHLIGHTS

■	Annual election of directors
■	Proxy access right
■	10 of our 11 director nominees are independent
■	Directors elected by majority voting
■	Resignation policy for directors in failed elections
■	Director retirement guidelines
■	Independent presiding director
■	All NYSE-required Board committees consist solely of independent directors
■	Regular executive sessions of independent directors
■	At least 84% Board and Committee meeting attendance in 2017 by all directors
■	Annual Board and Committee self-evaluations
■	Comprehensive new director orientation
■	Ongoing director education programs
■	Comprehensive Code of Conduct and Corporate Governance Guidelines
■	Significant Board oversight of strategic plan development and execution
■	No shareholder rights plan or “poison pill”
■	Robust political activity disclosure and compliance program
■	Board participation in executive succession planning
■	Strong pay-for-performance philosophy
■	Compensation “clawback” policy
■	Stock ownership and holding requirements for directors and executive officers
■	Policies prohibiting hedging and pledging of our shares

SHAREHOLDER ENGAGEMENT

We value our shareholders’ perspective on our businesses and each year engage with shareholders through numerous activities. In 2017, these included three investor roadshows, three investor conferences, an Investor Day, individual investor meetings and our 2017 Annual Meeting of Shareholders (“2017 Annual Meeting”). We value the shareholder perspectives that we gain through these activities.

Our Investor Relations department is the contact point for shareholder interaction with us. Shareholders may also access investor information about Altria through our website at www.altria.com/investors and through the Altria Investor App. For questions concerning Investor Relations, please call 804-484-8222 or e-mail us from the Contact Us section on our website (www.altria.com/ContactUs).

2017 BUSINESS HIGHLIGHTS

Altria had another strong year in 2017. We delivered outstanding financial performance and continued to focus on rewarding our shareholders. Highlights from 2017 include the following:

■	We delivered a total shareholder return (“TSR”) of 9.4%, which followed four consecutive years of TSR exceeding 20%.

2017 Total Shareholder Return		Three-Year Total Shareholder Return

Source:	Bloomberg Daily Return (December 31, 2016 – December 31, 2017)	Source:	Bloomberg Daily Return (December 31, 2014 – December 31, 2017)
Note:	Assumes reinvestment of dividends as of the ex-dividend date.	Note:	Assumes reinvestment of dividends as of the ex-dividend date.

ALTRIA GROUP, INC. – Proxy Statement     3

PROXY STATEMENT SUMMARY

■	We continued to deliver against our long-term goals of growing adjusted diluted earnings per share (“EPS”) (1) at an average annual rate of 7% to 9% and maintaining a target dividend payout ratio of approximately 80% of our adjusted diluted EPS.

■	Full-year adjusted diluted EPS, which excludes the impact of special items, grew 11.9%, built on strong income growth from our core tobacco businesses, complemented by the effects of U.S. federal income tax reform.

■	We paid $4.8 billion in dividends in 2017. In August 2017, our Board of Directors (“Board of Directors” or “Board”) raised the regular quarterly dividend by 8.2%, our 51st dividend increase in the last 48 years.

■	In 2017, we repurchased approximately $2.9 billion of our shares, at an average price of $70.10 per share.
Adjusted Diluted EPS (12/31/14 - 12/31/17)	Dividend Payments ($ millions)	Share Repurchases ($ millions)

■	Our core tobacco businesses produced another year of excellent financial results.
■	The smokeable products segment grew adjusted operating companies income (“OCI”) (2) by 7.0%. Philip Morris USA Inc. (“PM USA”) maintained its strategy of maximizing income while maintaining momentum on Marlboro and Black & Mild across key brand metrics, including equity, demographics, profitability and retail share.

■	The smokeless products segment grew adjusted OCI by 11.2%. U.S. Smokeless Tobacco Company LLC (“USSTC”) grew Copenhagen’s retail share by 0.5 share points and improved Skoal’s profitability while investing behind Skoal’s blends and snus products.

■	In wine, Ste. Michelle Wine Estates Ltd.’s (“Ste. Michelle”) adjusted OCI declined by 12.0% primarily due to lower volume.
■	In e-vapor, Nu Mark LLC (“Nu Mark”) grew MarkTen’s volume by approximately 60%. MarkTen had retail share of 12.5% in mainstream retail channels and was present in stores representing approximately 70% of e-vapor category volume in those channels.

■	In heated tobacco, PM USA continued to build its commercialization plans for IQOS, which it will have the exclusive right to sell in the U.S. upon U.S. Food and Drug Administration (“FDA”) authorization.
____________________

(1)

Adjusted diluted EPS is a financial measure not consistent with generally accepted accounting principles in the United States (“GAAP”). See Annex A to this Proxy Statement for information regarding non-GAAP financial measures used in this Proxy Statement and reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

(2)	Adjusted OCI is a financial measure not consistent with GAAP. See Annex A to this Proxy Statement for information regarding non-GAAP financial measures used in this Proxy Statement and reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

4     ALTRIA GROUP, INC. – Proxy Statement

PROXY STATEMENT SUMMARY

Smokeable Adjusted OCI ($ millions)	Smokeless Adjusted OCI ($ millions)	Wine Adjusted OCI ($ millions)

For more information regarding our 2017 performance, please review our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (“2017 Annual Report on Form 10-K”).

2017 EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS

■	Annual incentive awards for our executive officers named in the Summary Compensation Table on page 48 (“named executive officers” or “NEOs”) reflect our strong 2017 business performance. Stock awards reflected in the Summary Compensation Table were granted in January 2017 and reflect the executive’s individual performance and advancement potential.

■	The Compensation Committee examined the mix of long-term incentives and increased the portion that is performance-based by introducing performance stock units (“PSUs”) as part of the annual grant of equity compensation. Executives received a mix of 60% restricted stock units (“RSUs”) and 40% PSUs. The addition of PSUs, combined with our existing cash Long-Term Incentive Plan (“LTIP”), increased to over 60% the portion of our executives’ long-term incentives that is performance-based.

■	At the 2017 Annual Meeting, nearly 93% of the votes cast approved on an advisory basis the compensation of our NEOs, demonstrating strong alignment of shareholder interests with our executive compensation program and philosophy. Nearly 89% of the votes cast were in favor of maintaining the annual frequency for future advisory votes on the compensation of our NEOs.

ALTRIA GROUP, INC. – Proxy Statement     5

PROXY STATEMENT SUMMARY

Key Governance Features of Our Executive Compensation Program

The following summary highlights our commitment to executive compensation practices that align the interests of our executives and shareholders:

What We Do	What We Don’t Do

Pay for Performance - A significant portion of our NEOs’ compensation is at-risk variable compensation. Annual and long-term cash incentives and a significant portion of equity compensation are tied to performance measures.

No Excessive Perquisites - Perquisites represent less than 2% of our NEOs’ compensation.
Multiple Performance Metrics - Variable compensation is based on more than one measure to encourage balanced incentives.	No Single-Trigger Change in Control - Our shareholder-approved 2015 Performance Incentive Plan includes a double-trigger change in control provision.
Stock Holding and Ownership Requirements -All NEOs exceed our robust stock ownership requirements.	No Individual Supplemental Executive Retirement Plans
“Clawback” Provisions - Our policy provides for the adjustment or recovery of compensation in certain circumstances.	No Hedging or Pledging - We do not permit our executive officers to engage in either hedging or pledging activities with respect to their Altria shares.
Award Caps - All our variable compensation plans have caps on plan formulas.	No Employment Agreements - All our NEOs are employed at-will.
Below Average Share Utilization - We have below average run rates for equity compensation, as compared to S&P 500 companies.

No Tax Gross-Ups on Compensation - We do not pay tax gross-ups to our executive officers, except in limited circumstances such as a retirement gift of nominal value or relocation assistance on the same basis offered to all employees.

Tally Sheets - The Compensation Committee reviews compensation tally sheets at least annually as part of making individual compensation decisions for our NEOs.	No Share Recycling
Confidentiality & Non-Compete Agreements - All NEOs are subject to confidentiality and non-compete agreements.

6     ALTRIA GROUP, INC. – Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING AND VOTING

QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING AND VOTING

1.	WHY DID I RECEIVE THESE PROXY MATERIALS?

Our Board of Directors is furnishing you this Proxy Statement to solicit proxies on its behalf to be voted at the 2018 Annual Meeting on May 17, 2018 at 9:00 a.m., Eastern Time, at the Greater Richmond Convention Center, 403 North 3rd Street, Richmond, Virginia 23219. The proxies also may be voted at any adjournments or postponements of the meeting.
All properly executed written proxies, and all properly completed proxies submitted by telephone or by the Internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the completion of voting at the meeting.

2.	WHAT IS A PROXY?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.
Our Board of Directors has designated Martin J. Barrington and Murray R. Garnick as proxies for the 2018 Annual Meeting.

3.	WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the 2018 Annual Meeting is March 26, 2018 (the “record date”). The record date was established by our Board of Directors as required by Virginia law. Only shareholders of record at the close of business on the record date are entitled to:

(a)	receive notice of the meeting; and
(b)	vote at the meeting and any adjournments or postponements of the meeting.

Each shareholder of record on the record date is entitled to one vote for each share of our common stock held. On the record date, there were 1,894,449,755 shares of our common stock outstanding.

4.	WHAT IS THE DIFFERENCE BETWEEN A SHAREHOLDER OF RECORD AND A SHAREHOLDER WHO HOLDS SHARES IN STREET NAME?

If your shares are registered in your name on the books and records of our transfer agent, Computershare Trust Company, N.A., you are a shareholder of record.

If your shares are held for you in the name of your broker, bank or other nominee, your shares are held in street name. The answer to Question 12 describes brokers’ discretionary voting authority and when your broker, bank or other nominee is permitted to vote your shares without instructions from you.
It is important that you vote your shares if you are a shareholder of record and, if you hold shares in street name, that you provide appropriate voting instructions to your broker, bank or other nominee as discussed in the answer to Question 12.

5.	WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

By Telephone or Internet: All shareholders of record may vote their shares by telephone (within the United States, U.S. territories and Canada, there is no charge for the call) or by the Internet, using the procedures and instructions described on the Notice of Internet Availability of Proxy Materials, proxy card and other enclosures. Street name holders may vote by telephone or the Internet if their brokers, banks or other nominees make those methods available. If that is the case, each broker, bank or other nominee will enclose instructions with the Proxy Statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

ALTRIA GROUP, INC. – Proxy Statement      7

QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING AND VOTING

In Writing: All shareholders also may vote by mailing their completed and signed proxy card (in the case of shareholders of record) or their completed and signed voting instruction form (in the case of street name holders).

In Person: All shareholders of record may vote in person at the meeting. Street name holders must obtain a legal proxy from their broker, bank or other nominee and bring the legal proxy to the meeting in order to vote in person at the meeting.

See also “Proxy Statement Summary – Casting Your Vote” on page 1.

6.	WHAT ITEMS WILL BE VOTED ON AT THE 2018 ANNUAL MEETING?

Proposal	Voting Choices, Board Recommendation and Voting Requirement
Proposal 1 – Election of Directors (pages 61 – 66)
Voting Choices
■Vote for a nominee;
■Vote against a nominee; or
■Abstain from voting on a nominee.

Board Recommendation
Our Board recommends a vote “FOR” each of the nominees named in the Proxy Statement.

Voting Requirement
Directors will be elected by a majority of the votes cast. A majority of the votes cast means that the number of votes “FOR” a nominee must exceed the number of votes “AGAINST” that nominee.

Any director who receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election is required to offer promptly in writing to submit his or her resignation to our Board in accordance with our Corporate Governance Guidelines. The Nominating, Corporate Governance and Social Responsibility Committee will consider the offer and recommend to our Board whether to accept the offer. The full Board will consider all factors it deems relevant to our best interests, make a determination and publicly disclose its decision and rationale within 90 days after confirmation of the election results.

Proposal 2 – Ratification of the Selection of Independent Registered Public Accounting Firm (page 67)
Voting Choices
■Vote for the ratification;
■Vote against the ratification; or
■Abstain from voting.

Board Recommendation
Our Board recommends a vote “FOR” this proposal.

Voting Requirement
The selection of the independent registered public accounting firm will be ratified if the votes cast “FOR” exceed the votes cast “AGAINST.”

8     ALTRIA GROUP, INC. – Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING AND VOTING

Proposal	Voting Choices, Board Recommendation and Voting Requirement
Proposal 3 – Non-Binding Advisory Vote to Approve the Compensation of Altria’s Named Executive Officers (page 68)
Voting Choices
■Vote for the compensation of our named executive officers;
■Vote against the compensation of our named executive officers; or
■Abstain from voting.

Board Recommendation
Our Board recommends a vote “FOR” this proposal.

Voting Requirement
The compensation of our named executive officers will be approved on an advisory basis if the votes cast “FOR” exceed the votes cast “AGAINST.”

This vote is not binding upon Altria, our Board or the Compensation Committee. Nevertheless, the Compensation Committee values the opinions expressed by shareholders through their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Proposal 4 – Shareholder Proposal Regarding Reducing and Disclosing Nicotine Levels in Cigarette Brands (pages 69 – 70)
Voting Choices
■Vote for the proposal;
■Vote against the proposal; or
■Abstain from voting.

Board Recommendation
Our Board recommends a vote “AGAINST” this shareholder proposal.

Voting Requirement
The shareholder proposal will be approved if the votes cast “FOR” exceed the votes cast “AGAINST.”

7.	ARE VOTES CONFIDENTIAL?

It is our long-standing practice to hold the votes of each shareholder in confidence from directors, officers and employees, except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against us; (b) in the case of a contested proxy solicitation; (c) if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to us; or (d) to allow the independent inspectors of election to certify the results of the vote.

8.	WHO COUNTS THE VOTES?

As we have for many years, we retain an independent tabulator to receive and tabulate the proxies and appoint independent inspectors of election to certify the results.

9.	WHAT IF I DO NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Shareholders should specify their voting choice for each matter. If you sign and return your proxy, yet you do not make a specific choice for one or more matters, unvoted matters will be voted “FOR” the election of each of the nominees for director, “FOR” the proposal to ratify the selection of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), “FOR” the non-binding advisory vote to approve the compensation of our named executive officers and “AGAINST” the shareholder proposal, as applicable.

ALTRIA GROUP, INC. – Proxy Statement     9

QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING AND VOTING

10.	HOW DO I VOTE IF I PARTICIPATE IN THE DIVIDEND REINVESTMENT PLAN?

The proxy card includes your dividend reinvestment plan shares.
The answer to Question 5 above explains how you can vote.

11.	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all shares represented by each proxy card. We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Trust Company, N.A.
Computershare’s address is P.O. Box 43078, Providence, Rhode Island 02940-3078; you can reach Computershare at 1-800-442-0077 (from within the United States or Canada) or 1-781-575-3572 (from outside the United States or Canada).

12.	WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY OR VOTING INSTRUCTIONS?

Shareholders of Record: If you are a shareholder of record (see Question 4), your shares will not be voted if you do not provide your proxy unless you vote in person at the meeting. It is, therefore, important that you vote your shares.

Street Name Holders: If your shares are held in street name (see Question 4) and you do not provide your voting instructions to your broker, bank or other nominee, your shares may be voted by your broker, bank or other nominee but only under certain circumstances. Specifically, under the New York Stock Exchange (“NYSE”) rules, shares held in the name of your broker, bank or other nominee may be voted by your broker, bank or other nominee on certain “routine” matters if you do not provide voting instructions.
Only the ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm is considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares. The other proposals to be voted on at the meeting are not considered “routine” under NYSE rules, so the broker, bank or other nominee cannot vote your shares on any of these other proposals unless you provide to the broker, bank or other nominee voting instructions for each of these matters. If you do not provide voting instructions on a non-routine matter, your shares will not be voted on that matter, which is referred to as a “broker non-vote.” It is, therefore, important that you vote your shares.

13.	ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions and broker non-votes on one or more matters will not be considered votes cast and, therefore, will not affect the outcome of the vote on those matters at the 2018
Annual Meeting. Broker non-votes are described more particularly in Question 12 above.

14.	HOW CAN I REVOKE A PROXY OR CHANGE MY VOTE?

If you are a shareholder of record, you can revoke a proxy or change your vote before the completion of voting at the meeting by:

(a)	giving written notice to our Corporate Secretary;
(b)	delivering a later-dated proxy; or
(c)	voting in person at the meeting.

If your shares are held in street name, you should follow the instructions provided by your broker, bank or other nominee to revoke or change your voting instructions.

15.	WHO WILL PAY THE COST OF THIS PROXY SOLICITATION?

We will pay the cost of this solicitation of proxies. In addition to the use of the mail, some of our officers and employees may solicit proxies by telephone or e-mail and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of shares held of record by such persons. We will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of our proxy solicitor, D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, at an anticipated cost of $24,000, plus reimbursement of out-of-pocket expenses.

10     ALTRIA GROUP, INC. – Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING AND VOTING

16.	HOW DO I OBTAIN ADMISSION TO THE 2018 ANNUAL MEETING?

If you plan to attend the meeting, you must request an admission ticket in advance.

Please submit your request for an admission ticket by completing the Pre-Registration Form located on the last page of this Proxy Statement and submitting it, along with your proof of ownership as of the record date, no later than May 11, 2018, using one of the means identified on the Pre-Registration Form.

If your shares are held for you in the name of your broker, bank or other nominee, please provide evidence of your stock ownership as of the record date (such as your voting instruction form, a current letter from your broker, bank or other nominee or a photocopy of a brokerage or other account statement).

If you are a duly appointed proxy for a shareholder, you must provide proof of your appointment and proof of share ownership for the shareholder for whom you are a proxy.
You may bring only one immediate family member as a guest. All immediate family member guests must be 21 years of age or older. If you are a duly appointed proxy for a shareholder, you may not bring a guest.

All meeting attendees must present government-issued photo identification, such as a driver’s license or passport, at the meeting.

The meeting facilities will open at 8:00 a.m., Eastern Time, to facilitate your registration and security clearance. For your security, you will not be permitted to bring any packages, briefcases, large pocketbooks or bags into the meeting. Also, cellular and digital phones, audio tape recorders, video and still cameras, laptops and other portable electronic devices will not be permitted into the meeting. We thank you in advance for your patience and cooperation with these rules.

17.	MAY SHAREHOLDERS ASK QUESTIONS AT THE 2018 ANNUAL MEETING?

Yes. The Chairman will answer shareholders’ questions during the question and answer period of the meeting. In order to provide an opportunity for everyone who wishes to ask a question, each shareholder will be limited to two minutes. Shareholders may ask a second question if all others have first had their turn and if time allows. When speaking, shareholders must direct questions to the Chairman and confine their questions to matters that relate directly to the business of the meeting.

18.	HOW MANY VOTES MUST BE PRESENT TO HOLD THE 2018 ANNUAL MEETING?

In order for us to conduct the meeting, a majority of our outstanding shares of common stock as of the record date must be present in person or by proxy at the meeting. This is referred to as a quorum.

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail.
Abstentions and shares of record held by a broker, bank or other nominee (“broker shares”) that are voted on any matter are also included in determining the number of shares present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

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BOARD AND GOVERNANCE MATTERS

BOARD AND GOVERNANCE MATTERS

Board Responsibility

The primary responsibility of our Board is to foster our long-term success. In fulfilling this role, each director must exercise his or her good faith business judgment of the best interests of Altria and our shareholders. Our Board has responsibility for establishing broad corporate policies, setting strategic direction and overseeing management, which is responsible for our day-to-day operations.

Board Meetings and Attendance

Our Board holds regular meetings, typically during the months of January, February, May, August, October and December, and holds special meetings when necessary. Our Board’s organizational meeting follows our annual meeting of shareholders. Our Board held six meetings in 2017. Our Board meets in executive session at every in-person Board meeting, which is followed by a session of only independent directors led by the Presiding Director. Directors are expected to attend Board meetings, meetings of the Committees of our Board (the “Committees”) on which they serve and our annual meeting of shareholders, with the understanding that on occasion a director may be unable to attend a meeting. During 2017, all directors then in office attended at least 84% of the aggregate number of meetings of our Board during their respective terms of service and of all Committees on which they served. In addition, all directors then in office attended the 2017 Annual Meeting.

Board Composition and Succession Planning

Our Board currently consists of 13 directors. Directors are elected annually at each annual meeting to serve until the next annual meeting and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal. Each of the nominees currently serves as a director and was elected by the shareholders at the 2017 Annual Meeting with the exception of Mark E. Newman and Howard A. Willard III.

Mr. Newman was brought to the attention of the Nominating, Corporate Governance and Social Responsibility Committee by an executive search firm engaged by management to identify potential director candidates and was unanimously elected as a director by our Board effective February 1, 2018. Also effective February 1, 2018, Mr. Willard, who is currently Altria’s Executive Vice President and Chief Operating Officer, was unanimously elected as a director by our Board. Mr. Willard will become Altria’s Chairman of the Board (“Chairman”) and Chief Executive Officer (“CEO”), effective upon the conclusion of the 2018 Annual Meeting. Mr. Barrington will retire as Chairman, CEO and President the same day. On February 20, 2018, Gerald L. Baliles notified Altria of his decision to retire from Board service following the completion of his current term. Consequently, neither Governor Baliles nor Mr. Barrington will stand for re-election to our Board at the 2018 Annual Meeting.

Biographical information and qualifications of the nominees for director are included under “Proposal 1 – Election of Directors” on page 61.

Our Board has adopted retirement guidelines that require a director who will have attained the age of 75 as of the date of the next annual meeting to tender his or her written resignation to our Board at least six months prior to such annual meeting. If our Board determines that continued service by the director is in the best interests of Altria and our shareholders, our Board has the discretion not to accept the resignation.

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BOARD AND GOVERNANCE MATTERS

We are committed to reviewing periodically our Board’s composition to ensure that we continue to have the right mix of skills, background and tenure. The current composition of our Board is as follows:

Our Board’s composition represents a balanced approach to director tenure, allowing our Board to benefit from the experience of longer-serving directors combined with the perspectives of newer directors.

Our Board has a breadth of skills and experience. As noted in the high-level summary below, we believe that our Board has demonstrated leadership in a variety of positions across various professions and industries. The following table is not intended to be an exhaustive list of each of our director’s skills or contributions to our Board.

Skills and Experience of Our Board of Directors

Skills and Experience
Consumer Products and/or Consumer Marketing		■		■		■	■			■	■	■	■
Industry		■		■									■
Regulated Industries		■		■	■	■	■	■		■	■	■	■
Chief Executive Officer	■	■	■		■	■	■		■
Chief Financial Officer				■				■	■	■			■
Public Policy	■	■	■		■				■
Public Company Board	■	■	■	■	■	■	■	■	■		■		■
Leadership in Innovation						■					■		■
Information Technology/Cybersecurity								■				■	■

The Nominating, Corporate Governance and Social Responsibility Committee has the primary responsibility for developing a succession plan for our Board. Using tools such as the annual Board and Committee self-evaluations and our Board retirement policy, it periodically reviews our Board composition and, as further discussed below under “Director Qualifications and Board Diversity,” identifies the appropriate mix of experiences, skills, attributes and tenure for our Board as a whole in light of our strategies and needs with the objective of recommending a group of directors that can best continue our success and represent shareholder interests. The Committee and our Board are committed to developing a diverse pool of potential candidates for future Board service consideration.

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BOARD AND GOVERNANCE MATTERS

Board Leadership Structure and Governance

Our Board believes that it is important to retain the flexibility to allocate the responsibilities of the Chairman and the CEO in a way that it considers to be in the best interests of Altria and our shareholders. After due consideration by the Nominating, Corporate Governance and Social Responsibility Committee and our Board, including an evaluation of the pending transition of leadership from Mr. Barrington to Mr. Willard, our Board has concluded that presently combining the roles of Chairman and CEO is in the best interests of Altria and our shareholders. Our Mission is to own and develop financially disciplined businesses that are leaders in responsibly providing adult tobacco and wine consumers with superior branded products. Our Board believes that the combination of the roles of Chairman and CEO promotes the pursuit of our Mission by allowing the senior-most executive with accountability for our day-to-day operations and execution of our strategic plan, who also possesses significant business, regulatory and industry knowledge, to set Board meeting agendas (in consultation with the Presiding Director), to lead the related discussions and to communicate with one voice to employees, shareholders and other stakeholders. Our Board considers this effective and efficient structure to be particularly appropriate for us given the unique challenges that we have faced and continue to face in our businesses, particularly domestic tobacco, and the enhanced regulatory environment.

Our Board’s strict adherence to sound corporate governance practices, as reflected in our Corporate Governance Guidelines, has promoted, and continues to promote, the effective and independent exercise of Board leadership for Altria and our shareholders. We have a strong and experienced independent Presiding Director, Thomas F. Farrell II. Mr. Farrell promotes dialogue among independent members of our Board and directly, clearly and regularly communicates the views of our Board to management. Moreover, our independent directors convene at each Board meeting in an executive session led by the Presiding Director.
RESPONSIBILITIES OF OUR PRESIDING DIRECTOR

■	Preside over executive sessions of the independent directors and at all meetings at which the Chairman is not present

■	Call meetings of the independent directors as he or she deems necessary

■	Serve as a liaison between the Chairman and the independent directors

■	Together with the Chairman, approve agendas and schedules for Board meetings

■	Advise the Chairman of the Board’s informational needs and, where appropriate, approve information sent to our Board

■	Together with the Chair of the Compensation Committee, communicate goals and objectives to the CEO and the results of the evaluation of the CEO’s performance

■	Be available for consultation and communication if requested by major shareholders

Board and Committee Self-Evaluations

Our Board assesses annually its effectiveness and that of its Committees in advancing our Mission. The method for conducting the annual Board and Committee self-evaluations has consisted of individual interviews conducted by the Presiding Director, interviews conducted by the Chair of the Nominating, Corporate Governance and Social Responsibility Committee, third-party interviews and written surveys. More recently, our Board has determined that interviews by the Presiding Director or the Chair of the Nominating, Corporate Governance and Social Responsibility Committee is a highly effective method of conducting the self-evaluations. The Nominating, Corporate Governance and Social Responsibility Committee oversees the evaluation process, including determining the format and delivering to our Board the results of the self-evaluations to identify opportunities to enhance effectiveness. Self-evaluation topics generally include, among other matters, Board composition and structure, meeting topics and process, information flow, Board oversight of strategic planning and risk management, succession planning and access to management. Our Board discusses the results of each annual self-evaluation and, as appropriate, implements enhancements and other modifications identified during the process.

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BOARD AND GOVERNANCE MATTERS

Advancement Planning and CEO Succession

Our Board believes that senior executive advancement and succession is one of its most important responsibilities. The Compensation Committee is responsible for overseeing the development and furtherance of executive succession plans, evaluating and making recommendations to our Board regarding potential candidates to become CEO, and evaluating and approving candidates to fill other senior executive positions. At least annually, the Chairman and CEO meets with the Compensation Committee and our Board to discuss CEO succession planning (including specific candidates). As previously noted, effective upon the conclusion of the 2018 Annual Meeting, Mr. Willard will become Chairman and CEO, replacing Mr. Barrington, who announced his retirement earlier this year. This leadership transition is the result of our Board’s thoughtful and deliberative succession planning process.

The Compensation Committee also considers the procedure for the timely and efficient transfer of CEO responsibilities in the event of an emergency or the sudden incapacity, departure or death of the Chairman and CEO. The Chairman and CEO meets with the Compensation Committee at least annually to discuss the performance of key members of our senior management. These matters are regularly communicated to our Board by the Chair of the Compensation Committee. In addition, our Board has exposure to succession candidates (CEO and otherwise) from across our companies through presentations, site visits and other events.

Director Education

Upon election to our Board, new directors participate in a comprehensive onboarding process to inform them of the operational aspects of our businesses and key issues facing Altria, visit key facilities, introduce key members of senior leadership and review Board governance.

In addition to regular updates on our strategies and developments in our businesses, we provide our Board with information regarding governance, legal responsibilities and compliance matters through regularly-scheduled presentations at Board meetings and, as needed, supplementary reports and materials. Directors also periodically visit our subsidiaries. These efforts allow our directors to interact and ask questions of different leaders across our companies.

We also encourage our Directors to attend third-party hosted director education programs to gain additional perspective. We provide a list of programs, updated regularly, to our directors or they may choose to attend self-selected educational programs.

Governance Guidelines, Policies and Codes

Our Board has adopted Corporate Governance Guidelines. In addition, our Board has adopted a Code of Business Conduct and Ethics for Directors (“Director Code”) that applies to our directors and a policy with regard to reviewing certain transactions in which we are a participant and an officer, director or nominee for director has had or may have a direct or indirect material interest. These documents are available on our website at www.altria.com/governance. We have also adopted the Altria Code of Conduct (“Code of Conduct”) that applies to all our employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Code of Conduct is available on our website at www.altria.com/codeofconduct.

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BOARD AND GOVERNANCE MATTERS

Committees of Our Board of Directors

Our Board has established various standing Committees to assist it with the performance of its responsibilities. Our Board elects the members of these Committees and the Committee Chairs annually at its organizational meeting following our annual meeting of shareholders, based on the recommendations of the Nominating, Corporate Governance and Social Responsibility Committee. The Chair of each Committee develops the agenda for that Committee and determines the frequency and length of Committee meetings. After each meeting, each Committee provides a full report to our Board.

Our Board has adopted written charters for each of these Committees. These charters are available on our website at www.altria.com/governance. The following table summarizes the primary responsibilities of the Committees:

Committee	Primary Responsibilities
Audit	The Audit Committee assists our Board in its oversight of (i) the integrity of our financial statements and financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of our independent registered public accounting firm, (iii) the internal auditors and the internal audit function, (iv) our risk assessment and risk management policies and practices and (v) our compliance with legal and regulatory requirements. The Audit Committee also prepares the Audit Committee report that the rules of the U.S. Securities and Exchange Commission (“SEC”) require us to include in our proxy statement. See pages 24 to 25 for further matters related to the Audit Committee, including its report for the year ended December 31, 2017.
Compensation	The Compensation Committee determines and approves CEO compensation and reviews and approves the compensation of the other executive officers, including salary, annual incentive awards and long-term incentive awards. The Compensation Committee also oversees the development of executive succession plans and evaluates and makes recommendations to our Board regarding potential CEO candidates. In addition, the Compensation Committee evaluates the design and effectiveness of our incentive programs and monitors risks related to such design. See pages 26 to 27 for further matters related to the Compensation Committee, including a discussion of its procedures and its report on the Compensation Discussion and Analysis appearing on pages 29 through 47.
Executive	The Executive Committee has authority to act for our Board during intervals between Board meetings to the extent permitted by law.
Finance	The Finance Committee monitors our financial condition, oversees the sources and uses of cash flow and advises our Board with respect to financing needs, dividend policy, share repurchase programs and other financial matters.
Innovation	The Innovation Committee assists our Board in its oversight of the strategic goals and objectives of our subsidiaries’ innovation and marketing strategies, consumer/market understanding and brand plans, technological initiatives and research, development and engineering programs.
Nominating, Corporate Governance and Social Responsibility	The Nominating, Corporate Governance and Social Responsibility Committee identifies individuals qualified to become Board members consistent with the criteria established by our Board and described in our Corporate Governance Guidelines, and recommends a slate of nominees for election at each annual meeting of shareholders; makes recommendations to our Board concerning the appropriate size, function, needs and composition of our Board and its Committees; reviews non-employee director compensation and recommends changes in compensation to our Board; advises our Board on corporate governance matters; oversees the annual self-evaluation process of our Board and its Committees; and provides oversight of our public affairs, corporate reputation and societal alignment strategies.

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BOARD AND GOVERNANCE MATTERS

The following table identifies the current members of each of the Committees and the number of meetings held during 2017:

Name	Audit (1)	Compensation (2)	Executive	Finance	Innovation	Nominating, Corporate Governance and Social Responsibility (3)
Gerald L. Baliles *		■	■		■	Chair
Martin J. Barrington			Chair
John T. Casteen III *	■	■			■
Dinyar S. Devitre *			■	Chair	■	■
Thomas F. Farrell II * (4)		■	■			■
Debra J. Kelly-Ennis *	■				■	■
W. Leo Kiely III *		Chair	■	■	■
Kathryn B. McQuade *	■	■		■
George Muñoz *	Chair		■	■		■
Mark E. Newman * (5)
Nabil Y. Sakkab *			■	■	Chair	■
Virginia E. Shanks *	■				■
Howard A. Willard III (5)
2017 Meetings	9	5	0	4	4	4
____________________
*	Independent Director.
(1)

The Audit Committee consists entirely of non-management directors all of whom our Board has determined are independent within the meaning of the listing standards of the NYSE and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has determined that all members of the Audit Committee are financially literate and that Mr. Muñoz and Ms. McQuade are “audit committee financial experts” within the meaning set forth in the regulations of the SEC.

(2)

The Compensation Committee consists entirely of non-management directors all of whom our Board has determined are independent within the meaning of the listing standards of the NYSE; are non-employee directors for the purposes of Rule 16b-3 of the Exchange Act; and satisfy the requirements of Internal Revenue Code Section 162(m) for outside directors.

(3)

The Nominating, Corporate Governance and Social Responsibility Committee consists entirely of non-management directors all of whom our Board has determined are independent within the meaning of the listing standards of the NYSE.

(4)	Presiding Director.
(5)	Messrs. Newman and Willard became directors effective February 1, 2018. As of the date of this Proxy Statement, Messrs. Newman and Willard have not been named to any Committee.

Our Board’s Oversight Role

Oversight of Company Strategy

Our Board actively oversees the development and execution of our strategies. Our Board spends several days each year reviewing our long-term strategies and discussing them with management. These strategies encompass both financial and operational strategies related to our operating companies and their products and strategies focused on innovation, technology, talent development, public policy and engagement, legal and regulatory matters. As appropriate during the year, management and our Board may discuss developments that impact the strategic plans. Our Board further monitors strategic execution through standing presentations at regular Board meetings and communications from management in between meetings.

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BOARD AND GOVERNANCE MATTERS

Risk Oversight

Our Board believes it has in place effective processes to identify and oversee the material risks facing Altria and our businesses and that these processes are consistent with, and provide additional support for, the current leadership structure of our Board. Our Board, both acting as a full Board and through its Committees, plays an important oversight role in our risk management processes. Regular Board and Committee meetings cover multiple days. Management from Altria and our subsidiaries and business functions attend each meeting. Board members also conduct periodic site visits to locations of our subsidiaries both in and outside our Richmond, Virginia headquarters. These meetings, site visits and, as appropriate, communications between Board meetings, allow our Board to discuss with management and mid-level management the operational risks facing the businesses of our subsidiaries.

Our enterprise risk management process helps us identify, prioritize and manage risks that have the potential to present the most significant obstacles to achieving business objectives. Management reports annually to our Board on this process.

Our Board, directly or through its Committees, also oversees management of the following risk areas:

■

Legal and Regulatory Risk: Our Board, both directly and through the Audit Committee, receives regular updates on various legal and regulatory matters, including developments in litigation and developments related to FDA regulation of certain of our subsidiaries, thereby reviewing our management of legal and regulatory risk. In addition, reports to the Audit Committee at each of its meetings by our Chief Compliance Officer and Corporate Audit personnel provide insight into our risk assessment and risk management policies and processes.

■

Financial and Accounting Risk: The Finance and Audit Committees oversee our management of financial, accounting, internal controls and liquidity risks through interaction at each meeting with the Chief Financial Officer, management from our financial, accounting, auditing and treasury functions (as appropriate) and, for the Audit Committee, representatives from our independent registered public accounting firm.

■	Reputational and Governance Risk: Through its interaction with business functions responsible for our public policy and societal alignment activities and strategies, the Nominating, Corporate Governance and Social Responsibility Committee oversees the ways in which we manage reputational and public policy risk. The Nominating, Corporate Governance and Social Responsibility Committee also oversees risks related to Board organization, membership and structure and other corporate governance matters.

■	Executive Compensation Program Risk: The Compensation Committee considers the extent to which the executive compensation program may create risk for us (see page 38 for a more detailed description).
■

Technology, Intellectual Property and Research and Product Development Risk: The Innovation Committee oversees our management of the risks associated with technology, research and product development, including intellectual property.

■	IT Security Risk: The Audit Committee oversees our IT security program and management of the associated risks.

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BOARD AND GOVERNANCE MATTERS

Corporate Responsibility Oversight

The Nominating, Corporate Governance and Social Responsibility Committee oversees our corporate responsibility strategies. With the support of our full Board, the Committee is charged with oversight of management efforts to identify, evaluate and understand the environmental, social and governance issues that present risks and opportunities for our businesses. We approach corporate responsibility by understanding our stakeholders’ perspectives, aligning business practices where appropriate and measuring and communicating our progress. In 2017, we published our sixth annual corporate responsibility progress report.

We focus in particular on four corporate responsibility priorities that we believe are important to our stakeholders and key to our continued success.

Priorities	Goals
Reducing the Harm of Tobacco Products
■Develop tobacco products that may offer lower risk for adult tobacco consumers and engage the FDA constructively about them
■Support programs that help reduce underage tobacco use
■Provide access to expert quitting information for those who have decided to quit

Marketing Responsibly	■Build relationships between brands and their adult consumer audiences while taking steps designed to limit reach to unintended audiences
Managing Our Supply Chain Responsibility	■Work with diverse, high-quality suppliers to innovate and address societal issues within the supply chain
Developing Our Employees and Culture	■Develop high-performing and engaged employees who help us continue to deliver superior results in the future

Other areas for our efforts include minimizing our environmental impact, combatting illicit trade of our products and investing in our communities. More information about our priorities and progress against our goals can be found in our most recent corporate responsibility progress report, which is available on our website at www.altria.com/responsibility.

Directors

Process for Nominating Directors

The Nominating, Corporate Governance and Social Responsibility Committee is responsible for identifying and evaluating nominees for director and for recommending to our Board a slate of nominees for election at the annual meeting of shareholders.

In identifying potential candidates for Board membership, the Committee relies on suggestions and recommendations from directors, shareholders, management and others, including from time to time executive search and board advisory firms. The Committee does not distinguish between nominees recommended by shareholders and other nominees. Shareholders wishing to suggest candidates to the Nominating, Corporate Governance and Social Responsibility Committee for consideration as directors must submit a written notice to our Corporate Secretary following the procedures set forth in this Proxy Statement under “Questions and Answers about Communications, Altria Documents and Shareholder Proposals – How Do I Communicate with Our Board of Directors?” on page 74. Our By-Laws set forth the procedures that a shareholder must follow to nominate directors. The procedures are summarized under the same section in response to the question “How Can a Shareholder Nominate a Director or Submit a Proposal for Next Year’s Annual Meeting?” on page 74.

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BOARD AND GOVERNANCE MATTERS

Director Qualifications and Board Diversity

In reviewing nominee candidates, the Nominating, Corporate Governance and Social Responsibility Committee follows the process described above and, in so doing, considers both (i) our Mission to own and develop financially disciplined businesses that are leaders in responsibly providing adult tobacco and wine consumers with superior branded products and (ii) its four related Mission goals – Invest in People; Drive Positive Change; Deliver Superior Products and Brands; and Create Substantial Value. The Committee has not established any specific minimum qualification standards for nominees to our Board; rather, in evaluating the suitability of individuals for Board membership, the Committee considers the ways in which it believes each nominee can assist Altria in pursuing its Mission and advancing one or more Mission goals.

The Committee evaluates each individual in the context of our Board as a whole, with the objective of recommending a group of directors that can best continue our success and represent shareholder interests through the exercise of sound judgment. The Committee takes into account many factors, including whether the individual meets requirements for independence and whether the individual will enhance the diversity of views and experiences available to our Board in its operations and oversight of the development and execution of our long-term strategies. In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of our Board. In addition, the Committee considers whether our Board has specific needs for certain skills or attributes at a given time (for example, financial or chief executive officer experience). Other criteria for Board membership are set forth in our Corporate Governance Guidelines.

Under “Proposal 1 – Election of Directors,” we provide an overview of each nominee’s principal occupation, business experience and other directorships, together with the key attributes, experience and skills considered by the Committee and our Board as being particularly meaningful in pursuing our Mission.
EVALUATING BOARD DIVERSITY

We are committed to diversity, as reflected in our Mission goals, our Code of Conduct, our leadership development system and our various other policies.

The Nominating, Corporate Governance and Social Responsibility Committee has a long-standing commitment to diversity, rather than a formal diversity policy, and is guided by our diversity philosophy in its review and consideration of potential director nominees. In this regard, our Board and the Committee view diversity holistically. As set forth in our Corporate Governance Guidelines, the Board and the Committee consider:

■	whether the individual meets the requirements for independence;
■	the individual’s general understanding of the various disciplines relevant to the success of a large publicly-traded company in today’s global business environment;
■	the individual’s understanding of our businesses and markets;
■	the individual’s professional expertise and educational background; and
■	other factors that promote diversity of views and experiences such as gender, race, national origin, age and sexual orientation.

Director Independence Determinations

Under the listing standards of the NYSE, our Board must consist of a majority of independent directors. In making independence determinations, our Board observes NYSE and SEC criteria and considers all relevant facts and circumstances. Our Board has also adopted categorical standards of director independence to further assist it in making these determinations. These standards are set forth in Annex A of our Corporate Governance Guidelines, which are available on our website at www.altria.com/governance.

On the recommendation of the Nominating, Corporate Governance and Social Responsibility Committee, our Board has affirmatively determined that each of the following nominees is independent in that such nominee has no material relationship with us: John T. Casteen III, Dinyar S. Devitre, Thomas F. Farrell II, Debra J. Kelly-Ennis, W. Leo Kiely III, Kathryn B. McQuade, George Muñoz, Mark E. Newman, Nabil Y. Sakkab and Virginia E. Shanks. Our Board has also affirmatively determined, on the recommendation of the Committee, that Gerald L. Baliles, who is not standing for re-election to our Board at the 2018 Annual Meeting, is independent. In making its recommendation to our Board, the Committee considered the following business relationships and transactions:

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BOARD AND GOVERNANCE MATTERS

Business Relationships and Transactions Considered

Mr. Farrell is the Chief Executive Officer of Dominion Energy, Inc. (“Dominion”). A subsidiary of Dominion is a regulated public utility with which Altria or our subsidiaries has a commercial relationship for energy procurement. Amounts paid by Altria or our subsidiaries are set at rates fixed in accordance with the applicable regulatory authority. One of our subsidiaries has an agreement with the same utility under which the subsidiary receives nominal payments in connection with a solar energy program overseen and approved by the same regulatory authority. The terms of the agreement are comparable to those the utility offers to other third parties. Mr. Farrell is neither responsible for, nor involved in, the utility’s dealings with us or our subsidiaries, nor does Mr. Farrell materially benefit directly or indirectly from this relationship.

Altria or our subsidiaries from time to time do business in the ordinary course on terms comparable to those provided to unrelated third parties with entities where Mr. Casteen, Mr. Farrell, Ms. Kelly-Ennis and Mr. Muñoz serve as non-executive directors or where immediate family members (as defined in the our Policy on Related Person Transactions, which is discussed in “Related Person Transactions and Code of Conduct” on page 73) of Governor Baliles, Mr. Casteen, Mr. Farrell, Mr. Kiely and Dr. Sakkab serve as non-executive directors or are employed in non-executive officer capacities. In each case, neither the director nor the immediate family member is responsible for, or involved in, the entity’s day-to-day dealings with Altria or our subsidiaries, and the respective payments made by Altria or our subsidiaries to the entities in the last three fiscal years were significantly less than the greater of $1 million or 2% of any such entity’s consolidated gross revenues. None of Governor Baliles, Mr. Casteen, Mr. Farrell, Ms. Kelly-Ennis, Mr. Kiely, Mr. Muñoz or Dr. Sakkab, or their respective immediate family members, materially benefits directly or indirectly from these relationships.

The Committee has determined that the foregoing business relationships and transactions did not affect the independence of any nominee for director.

In making its recommendation to our Board, the Committee also considered the following philanthropic relationships and transactions between Altria and our subsidiaries and various educational and other charitable entities located in or near our locations or facilities of our subsidiaries. We believe that corporate philanthropy furthers our Mission goal of investing in people, which includes investing meaningfully in the communities in which our employees live and work with the objective of making those communities leading environments where our businesses can succeed. In some cases, these relationships date back for many decades.

Philanthropic Relationships and Transactions Considered

Altria and the University of Virginia (the “University”) have a long-standing relationship that has included employment recruiting and charitable donations. In 2017, Altria or our subsidiaries made certain charitable donations to the University in an aggregate amount of $812,500, with the significant majority supporting the University’s Youth-Nex Center that promotes positive youth development and scholarships. In addition, we made ordinary course trade payments to the University in the aggregate amount of $252,060. The sum of these 2017 contributions and payments represent significantly less than 2% of the University’s consolidated gross revenues. Mr. Casteen is a former President of the University. He now serves as President Emeritus of the University. Mr. Casteen’s son, John T. Casteen IV, joined the University as a lecturer in 2016, and his daughter-in-law, Laura Casteen, is employed by the University as an Associate Dean. Neither Mr. Casteen nor his son or daughter-in-law materially benefits directly or indirectly from this relationship.

In addition, we make various grants and charitable contributions, including matching gifts under our Matching Gift Program, to entities where Governor Baliles, Mr. Casteen, Mr. Farrell, Ms. Kelly-Ennis and Mr. Muñoz and immediate family members of Governor Baliles, Mr. Farrell, Mr. Kiely and Ms. McQuade serve as non-executive directors or trustees or non-executive employees. A substantial majority of these grants and contributions were made to non-profit entities that serve the communities in which Altria and our subsidiaries operate and to nonprofit educational programs and institutions located in and around these communities. In each case, payments by us in the last three fiscal years were significantly less than the greater of $1 million or 2% of any such entity’s consolidated gross revenues. None of Governor Baliles, Mr. Casteen, Mr. Farrell, Ms. Kelly-Ennis, Mr. Kiely, Ms. McQuade or Mr. Muñoz, or their respective immediate family members, materially benefits directly or indirectly from these contributions.

The Committee has determined that the foregoing philanthropic relationships and transactions did not affect the independence of any nominee for director.

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BOARD AND GOVERNANCE MATTERS

Director Compensation

Our philosophy is to provide competitive compensation necessary to attract and retain high-quality non-employee directors. Our Board believes that a substantial portion of director compensation should consist of equity-based compensation to assist in aligning directors’ interests with the interests of shareholders. Directors who are employees of Altria receive no additional compensation for service as a director.

The Nominating, Corporate Governance and Social Responsibility Committee periodically reviews the competitiveness of director compensation (taking into account our Compensation Survey Group (“CSG”) described on page 38), considers the appropriateness of the form, mix and amount of director compensation and makes recommendations to our Board concerning such compensation with a view toward attracting and retaining qualified directors.

The following table presents the 2017 components of compensation for our non-employee directors:

Type of Compensation	Amount ($)
Annual Cash Board Retainer (1)	110,000
Annual Cash Retainer for Presiding Director	25,000
Annual Cash Retainer for Committee Chairs
Audit	25,000
Compensation	25,000
Finance	15,000
Innovation	15,000
Nominating, Corporate Governance and Social Responsibility	15,000
Annual Cash Committee Membership Retainer	5,000
Annual Equity Award (2)	175,000
____________________
(1)	Paid in quarterly installments.
(2)	The annual equity award is in the form of fully vested shares of Altria common stock.

A non-employee director may elect to defer all or part of the award of shares of common stock and all or part of his or her cash retainers. Pursuant to the Deferred Fee Plan for Non-Employee Directors, deferred retainers are credited to an unfunded bookkeeping account and may be “invested” in various “investment choices,” including an Altria common stock equivalent account. These “investment choices” parallel the investment options offered under the Deferred Profit-Sharing Plan for Salaried Employees and determine the “earnings” that are credited for bookkeeping purposes to a non-employee director’s account. The non-employee director will receive deferred awards of common stock and cash distributions of deferred retainers either prior to or following termination of service from our Board, as elected by the non-employee director.

In addition to cash payments and stock awards, non-employee directors are covered under our Business Travel Accident Insurance Plan, which is available generally to all employees.

Non-employee directors may also participate in our Matching Gift Program. This program is available to all employees and non-employee directors. We will match eligible donations of a minimum of $25 up to $30,000 per year per employee or non-employee director on a dollar-for-dollar basis to eligible non-profit organizations. In 2017, the following non-employee directors participated in this program: Governor Baliles, Mr. Casteen, Mr. Devitre, Mr. Jones, Ms. Kelly-Ennis, Mr. Kiely, Ms. McQuade and Mr. Muñoz. The aggregate amount of matching payments for these directors in 2017 was $154,708.

22     ALTRIA GROUP, INC. – Proxy Statement

BOARD AND GOVERNANCE MATTERS

The following table presents the compensation received by the non-employee directors for service as directors in fiscal year 2017:

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards (3) ($)	All Other Compensation (4) ($)	Total ($)
Gerald L. Baliles	140,000	175,053	27,500	342,553
John T. Casteen III	125,000	175,053	15,750	315,803
Dinyar S. Devitre	140,000	175,053	29,573	344,626
Thomas F. Farrell II	145,000	175,053	0	320,053
Thomas W. Jones (1)	41,703	0	25,000	66,703
Debra J. Kelly-Ennis	125,000	175,053	16,400	316,453
W. Leo Kiely III	150,000	175,053	7,485	332,538
Kathryn B. McQuade	125,000	175,053	30,000	330,053
George Muñoz	150,000	175,053	3,000	328,053
Nabil Y. Sakkab	140,000	175,053	0	315,053
Virginia E. Shanks (2)	78,297	175,053	0	253,350
____________________
(1)	Mr. Jones retired from the Board effective May 17, 2017, at the completion of his term.
(2)	Ms. Shanks became a director effective May 18, 2017.
(3)

Pursuant to the Stock Compensation Plan for Non-Employee Directors, on May 18, 2017, each non-employee director received 2,481 shares of Altria common stock with an aggregate grant date fair market value of $175,053. The dollar value is slightly higher than $175,000 because the grant is made in whole shares. The fair market value of the shares of $70.5575 per share was based on the average of the high and low trading prices of Altria common stock on May 18, 2017.

(4)	All Other Compensation consists of matching gifts paid in 2017 under our Matching Gift Program to charitable entities designated by the non-employee director, as more particularly described above.

Stock Ownership Guidelines for Non-Employee Directors and Prohibition on Hedging and Pledging

Our Board believes that stock ownership guidelines further align the interests of our Board with those of our shareholders. Our non-employee directors are expected to hold shares of our common stock in an amount equal to the lesser of five times the then-current annual cash retainer or 26,000 shares. Directors are expected to reach this ownership level within five years of being elected to Board membership and to hold the requisite number of shares until retirement. The ownership requirement for non-employee directors may be satisfied with all beneficially owned shares, including deferred shares and share equivalents. As of December 31, 2017, all our directors who had served on our Board for five or more years held a sufficient number of shares to satisfy these guidelines.

Our non-employee directors are not permitted to engage in hedging and pledging activities with respect to our stock.

ALTRIA GROUP, INC. – Proxy Statement     23

AUDIT COMMITTEE MATTERS

AUDIT COMMITTEE MATTERS

Annual Evaluation and Selection of Independent Registered Public Accounting Firm

In selecting PricewaterhouseCoopers as our independent registered public accounting firm, the Audit Committee conducted its annual evaluation of the firm. This evaluation considers various matters, such as reputation, quality of services, communications (with management and the Audit Committee), technical competence and knowledge of our industry and Altria. The Audit Committee also evaluates the firm’s independence program and quality control procedures, the results of Public Company Accounting Oversight Board (“PCAOB”) and peer reviews of the firm’s quality controls and the appropriateness of the firm’s fees.

In addition to assuring the rotation of the audit partners every five years as required by law, the Audit Committee is responsible for selecting, reviewing and evaluating the lead partner and senior members of the firm and considers whether, in order to assure continuing auditor independence, there should be a rotation of the firm. The Audit Committee also considers the advisability and potential impact of selecting a different firm. The Audit Committee and our Board believe that the continued retention of PricewaterhouseCoopers to serve as our independent registered public accounting firm is in the best interests of Altria and our shareholders.

Independent Registered Public Accounting Firm’s Fees

The Audit Committee has the sole authority to approve all engagement fees and terms associated with the retention of PricewaterhouseCoopers. As noted in the Audit Committee Report on page 25, the Committee pre-approved all fees associated with the services that the firm provided in 2017.

Aggregate fees, including out-of-pocket expenses, for professional services rendered by PricewaterhouseCoopers for fiscal years ended December 31, 2017 and 2016 were comprised of the following (in thousands):

	2017 ($)	2016 ($)
Audit Fees (1)	6,467	6,928
Audit-Related Fees (2)	678	665
Tax Fees (3)	232	1,397
All Other Fees (4)	0	0
TOTAL	7,377	8,990
____________________
(1)

Fees and expenses associated with professional services rendered by PricewaterhouseCoopers in connection with (a) the audit of our consolidated financial statements and internal control over financial reporting, including statutory audits of the financial statements of our subsidiaries; (b) reviews of our unaudited condensed consolidated interim financial statements; and (c) reviews of documents filed with the SEC.

(2)

Fees and expenses for professional services rendered by PricewaterhouseCoopers for audit-related services, which include certain employee benefit plan audits, accounting consultations and procedures relating to various other audit and special reports.

(3)	Fees and expenses for professional services rendered by PricewaterhouseCoopers in connection with U.S. and foreign tax compliance and planning, and consultation and advice on tax examinations.
(4)	There were no “Other Fees” in 2017 or 2016.

24     ALTRIA GROUP, INC. – Proxy Statement

AUDIT COMMITTEE MATTERS

Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. The Audit Committee requires the independent registered public accounting firm and management to report on the actual fees charged for each category of service at Audit Committee meetings throughout the year.

During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chair of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting.

Audit Committee Report for the Year Ended December 31, 2017

Management has the primary responsibility for Altria’s financial statements and the reporting process, including the systems of internal accounting control. The Audit Committee monitors Altria’s financial reporting processes and systems of internal accounting control, the independence and the performance of PricewaterhouseCoopers and the performance of the internal auditors.

The Audit Committee has received representations from management that Altria’s consolidated financial statements were prepared in accordance with GAAP and that Altria maintained effective internal control over financial reporting, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers. The Audit Committee has discussed with PricewaterhouseCoopers their evaluation of the accounting principles, practices and judgments applied by management, and the Audit Committee has discussed with PricewaterhouseCoopers the matters required to be discussed by applicable standards adopted by the PCAOB.

The Audit Committee has received from PricewaterhouseCoopers written disclosures and a letter required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers’s communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers its independence from Altria and its management. The Audit Committee pre-approved all fiscal year 2017 audit and permissible non-audit services provided by PricewaterhouseCoopers and the fees for those services included on page 24. As part of this process, the Audit Committee reviewed non-audit services and fees to assure compliance with regulations prohibiting the independent registered public accounting firm from performing specified services that might impair its independence.

The Audit Committee discussed with Altria’s internal auditors and PricewaterhouseCoopers the overall scope of and plans for their respective audits. The Audit Committee has met with the internal auditors and PricewaterhouseCoopers, separately and together, with and without management present, to discuss Altria’s financial reporting processes and internal control over financial reporting. The Audit Committee has reviewed significant audit findings prepared by PricewaterhouseCoopers and those prepared by the internal auditors, together with management’s responses.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board the inclusion of the audited consolidated financial statements in Altria’s 2017 Annual Report on Form 10-K.

Audit Committee:

George Muñoz, Chair
John T. Casteen III
Debra J. Kelly-Ennis
Kathryn B. McQuade
Virginia E. Shanks

ALTRIA GROUP, INC. – Proxy Statement     25

COMPENSATION COMMITTEE MATTERS

COMPENSATION COMMITTEE MATTERS

Introduction

The Compensation Committee consists entirely of non-management directors all of whom our Board has determined are independent within the meaning of the listing standards of the NYSE. The current members of the Committee are: W. Leo Kiely III (Chair); Gerald L. Baliles; John T. Casteen III; Thomas F. Farrell II; and Kathryn B. McQuade. The Committee’s responsibilities are described below and set forth in the Compensation Committee Charter, which is available on our website at www.altria.com/governance.

Compensation Committee Interlocks and Insider Participation

During 2017, none of our executive officers served on the board of directors or compensation committee of another entity one or more of whose executive officers served as a member of our Board or the Compensation Committee. No member of the Compensation Committee at any time during 2017 or at any other time had any relationship with us that would be required to be disclosed as a related person transaction.

Compensation Committee Procedures

Scope of Authority

The responsibilities of the Compensation Committee are set forth in its Charter and include, among other duties, the responsibility to:

●	review and approve our overall executive compensation philosophy and design;
●	review and approve corporate goals and objectives relevant to the compensation of our CEO, evaluate the performance of our CEO in light of these goals and objectives and determine and approve the compensation of our CEO based on this evaluation;

●	review and approve the compensation of all executive officers;
●	make recommendations to our Board with respect to incentive compensation plans and equity-based plans, administer and make awards under such plans and review the cumulative effect of its actions;
●	monitor compliance by executives with our stock holding requirement and stock ownership guidelines;
●	monitor risks related to the design of our compensation program;
●	review and assist with the development of executive succession plans, evaluate and make recommendations to our Board regarding potential candidates to become CEO and evaluate and approve candidates to fill other senior executive positions;

●	review and discuss with management our Compensation Discussion and Analysis; and
●	prepare and approve the Compensation Committee’s annual report for inclusion in our annual proxy statement.

In addition, the Compensation Committee determines ratings for Altria’s performance for the annual and long-term cash incentive awards formulas.

In accordance with its Charter, the Compensation Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate, unless prohibited by law, regulation or NYSE listing standards.

Processes and Procedures for Establishing Executive Compensation

The primary processes and procedures for establishing and overseeing executive compensation include:

Compensation Committee Meetings. The Compensation Committee meets several times each year, including five times in 2017. The Chair of the Committee, in consultation with management and the other members, sets meeting agendas. The Committee reports its actions and recommendations to our Board.

26     ALTRIA GROUP, INC. – Proxy Statement

COMPENSATION COMMITTEE MATTERS

Role of Consultants. As part of our annual compensation process, management engages Hewitt Associates, LLC d/b/a Aon Hewitt (“Aon Hewitt”).

●	Aon Hewitt conducts a survey of CSG companies. See page 38 for a description of the companies included in the CSG and the criteria and process for their selection. The survey collects compensation data and competitive practices. The Committee reviews the data to help it assess competitive levels of pay and the competitive mix of pay elements.

●	Based on parameters developed by management, Aon Hewitt provides competitive compensation information focused on chief executive officer pay primarily from public filings, including annual proxy filings, by companies within our CSG. The Committee also reviews this data.

●	Aon Hewitt provides background information on companies as reference for evaluating our CSG.

Aon Hewitt also reviews our risk assessment process with respect to its executive compensation program as described on page 38. Aon Hewitt provides neither advice nor recommendations on the form or amount of our executive or director compensation, nor does Aon Hewitt attend any Board or Committee meetings.

Role of Management.

●	Our management provides input on overall executive compensation program design for the Compensation Committee’s consideration.
●	Each year, our Chairman and CEO presents to the Compensation Committee compensation recommendations for our named executive officers other than himself, as well as certain other officers. The Committee reviews and discusses these recommendations with our CEO and, exercising its discretion, makes the final decision with respect to the compensation of these individuals. Our CEO has no role in setting his own compensation.

●	At the beginning of each year, our Chairman and CEO presents his proposed annual performance goals to the Compensation Committee for its consideration.

Compensation Committee Report for the Year Ended December 31, 2017

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained on pages 29 through 47 of this Proxy Statement with management. Based on its review and discussions with management, the Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:

W. Leo Kiely III, Chair
Gerald L. Baliles
John T. Casteen III
Thomas F. Farrell II
Kathryn B. McQuade

ALTRIA GROUP, INC. – Proxy Statement     27

EXECUTIVE COMPENSATION – TABLE OF CONTENTS

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION TABLES AND OTHER MATTERS

28     ALTRIA GROUP, INC. – Proxy Statement

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In this section, we provide a detailed description of our executive compensation program, with a focus on the Compensation Committee’s decisions with respect to our NEOs:

Name	Position during 2017
Martin J. Barrington	Chairman of the Board, Chief Executive Officer and President, Altria Group, Inc.
William F. Gifford, Jr.	Executive Vice President and Chief Financial Officer, Altria Group, Inc.
Howard A. Willard III	Executive Vice President and Chief Operating Officer, Altria Group, Inc.
Craig A. Johnson	President and Chief Executive Officer, Altria Group Distribution Company
Murray R. Garnick	Executive Vice President and General Counsel, Altria Group, Inc.
Denise F. Keane	Former Executive Vice President and General Counsel, Altria Group, Inc.

Ms. Keane retired as Executive Vice President and General Counsel effective July 1, 2017. Mr. Garnick was appointed Executive Vice President and General Counsel effective July 1, 2017.

Overview

Compensation Philosophy

Our executive compensation program aligns with our Mission and Values, including investing in people and creating substantial value. We believe this requires:

●	clear alignment of the interests of our executives and shareholders;
●	clear articulation of corporate and individual performance goals;
●	transparent measurement of performance against those goals; and
●	a competitive, financially disciplined executive compensation program that rewards winning results and creates the appropriate incentives to shape the future.

Say on Pay

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) provides shareholders with an advisory vote (“say on pay”) on the compensation of a company’s named executive officers, as disclosed in the company’s annual proxy statement. We hold this vote annually. At the 2017 Annual Meeting, nearly 93% of the votes cast approved our NEO compensation on an advisory basis. While the Committee acknowledges the consistently strong shareholder support for our executive compensation program, it is also committed to regularly reviewing the program in the context of our compensation philosophy. For example, in 2017, the Committee introduced PSUs to increase the percentage of executive compensation that is performance-based.

The Dodd-Frank Act also requires that at least once every six years companies allow shareholders to vote, on an advisory basis, as to the frequency of future say on pay votes. At the 2017 Annual Meeting, nearly 89% of the votes cast were in favor of annual say on pay votes in the future. The Committee took shareholders’ feedback into consideration and intends to hold these votes annually.

Shareholder Engagement

We periodically engage with large investors to gain their perspectives on our executive compensation programs and corporate governance policies. Shareholders’ feedback has been generally positive, and no significant concerns have been raised.

ALTRIA GROUP, INC. – Proxy Statement     29

EXECUTIVE COMPENSATION

Financial Performance

Our business performance is a key factor in determining executive compensation. We delivered strong business performance in 2017 as reflected in the “2017 Business Highlights” section beginning on page 3. The following graphs summarize our one-and three-year performance against key financial measures:

Adjusted Diluted EPS
(12/31/2014 - 12/31/2017)

____________________
(1)	Compound annual growth rate (“CAGR”) based on 2014 adjusted diluted EPS of $2.57.

Dividend Rate (1)

____________________
(1)	Annualized dividend based on quarterly dividend rate per share of Altria common stock declared in August of each year.
(2)	CAGR based on the annualized dividend rate per share of Altria common stock of $2.08 that was declared in August 2014, with each August dividend similarly annualized.

30     ALTRIA GROUP, INC. – Proxy Statement

EXECUTIVE COMPENSATION

2017 TSR

____________________
Source:	Bloomberg Daily Return (December 31, 2016 – December 31, 2017)
Note:	Assumes reinvestment of dividends as of the ex-dividend date.

Our 2017 TSR of 9.4% follows four consecutive years of TSR exceeding 20%.

Three-Year TSR
(2015 – 2017)

____________________
Source:	Bloomberg Daily Return (December 31, 2014 – December 31, 2017)
Note:	Assumes reinvestment of dividends as of the ex-dividend date.

ALTRIA GROUP, INC. – Proxy Statement     31

EXECUTIVE COMPENSATION

Pay For Performance

The following graph illustrates the relationship between Mr. Barrington’s total pay (including annualized LTIP compensation) and our indexed TSR:

CEO Pay (1) vs. Indexed TSR (2)

____________________
(1)

CEO pay is calculated using an annualized allocation of the LTIP award (based on actual payment for 2015 and 2016, and target for 2017). All other pay elements are based on the Summary Compensation Table values.

(2)	Indexed TSR reflects a December 31, 2014 starting point (with a nominal value of 100) and represents the total growth (including dividends) from that date through each December 31.

2017 Performance of NEOs

The Compensation Committee considered several factors in approving each element of 2017 compensation. For the 2017 Annual Incentive Award plan, the Committee primarily evaluated our financial and strategic performance, as described above and beginning on page 30. The Compensation Committee also considered the individual performance of each NEO, on a five-point scale, for purposes of approving salary increases, annual cash incentive award payments and equity awards. Executives receive variable elements of compensation only after the relevant performance period – whether short- or long-term – has ended and the Compensation Committee has assessed Altria’s actual performance and considered executive performance relative to stated goals.

32     ALTRIA GROUP, INC. – Proxy Statement

EXECUTIVE COMPENSATION

The Compensation Committee concluded that our NEOs’ successes in achieving their performance goals contributed significantly to our overall 2017 performance. We discuss the performance of each NEO below.

●	Martin J. Barrington. Mr. Barrington provided extraordinary strategic leadership to our Board, the executive team and employees in a dynamic, competitive and highly regulated environment. Mr. Barrington drove execution of our strategy to maximize the core business while innovating for future value creation; pursued long-term strategic options for new revenue and income growth; and strengthened our culture. Specifically, under Mr. Barrington’s leadership, Altria and our companies:

●	rewarded our shareholders by paying out $4.8 billion in dividends and raising our dividend by 8.2%;
●	effectively advocated for the FDA to acknowledge a continuum of risk for tobacco products and support bringing innovative products to market;
●	developed and announced an innovative products aspiration, with strategies and plans to build a leading portfolio of non-combustible nicotine-containing products with the potential for reduced harm;
●	developed effective commercialization plans to launch IQOS in the U.S., pending FDA approval;
●	successfully acquired and integrated Sherman Group Holdings, LLC and its subsidiaries (“Nat Sherman”), a privately held manufacturer of super-premium cigarettes and premium cigars; and
●	drove culture and system changes to improve organizational capability and employee engagement, including a new leadership development framework and continuing efforts to simplify business processes and build diverse and inclusive organizations.

●	William F. Gifford, Jr. Mr. Gifford’s responsibilities included oversight of Finance, Strategy and Business Development, Procurement and Investor Relations functions and Philip Morris Capital Corporation. He effectively managed the balance sheet; helped deliver adjusted diluted EPS growth of 11.9%; and grew adjusted discretionary cash flow (1) by 9.7%. Mr. Gifford also oversaw the strategic acquisition of products and technologies to better compete in key innovative product segments. Under his leadership, we completed an expanded $4 billion share repurchase program. Mr. Gifford also served as an Altria representative on the Board of Directors of Anheuser-Busch InBev SA/NV (“AB InBev”).

●	Howard A. Willard III. Mr. Willard oversaw PM USA, John Middleton Co. (“Middleton”), Nat Sherman, USSTC, Nu Mark, Ste. Michelle and Altria Group Distribution Company (“AGDC”), along with the Consumer Insights & Engagement function of Altria Client Services LLC. Under his leadership, the smokeable products segment delivered strong adjusted OCI growth of 7.0% versus the prior year. The smokeless products segment delivered solid performance, grew adjusted OCI by 11.2% versus the prior year and grew retail share of Copenhagen by 0.5 share points. Nu Mark grew MarkTen’s national retail share 3.6 share points to 12.5% in mainstream retail channels of the e-vapor category, while exceeding its OCI target.

●	Craig A. Johnson. Mr. Johnson’s responsibilities included providing sales, distribution and consumer engagement services to our tobacco operating companies. Under his leadership, AGDC:
	●	drove engagement with adult tobacco consumers through enhanced digital marketing platforms;
	●	successfully supported the smokeless product recall by restocking retail shelves in short order;
	●	enhanced retail visibility and trade programs to defend Marlboro’s share position through display resets and prioritizing display space; and
	●	successfully supported the expansion of MarkTen nationally.

____________________
(1)

Adjusted discretionary cash flow is a non-GAAP financial measure. See Annex A to this Proxy Statement for information regarding non-GAAP financial measures and reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

ALTRIA GROUP, INC. – Proxy Statement     33

EXECUTIVE COMPENSATION

●	Murray R. Garnick. Mr. Garnick’s responsibilities included managing diverse litigation challenges, efficiently deploying the resources of the Law department to help Altria and its subsidiaries meet regulatory and business requirements, and managing Regulatory Affairs to support numerous filings and applications with the FDA and to lead our regulatory engagement strategy. Mr. Garnick also effectively managed numerous litigation threats in 2017, including the successful resolution of pending “Lights” cases and proactive management of Engle-progeny cases. Mr. Garnick also successfully managed matters, including litigation, related to the 1998 Master Settlement Agreement and previously-settled state agreements.

After 40 years of exceptional service, Ms. Keane retired effective July 1, 2017. Ms. Keane’s 2017 compensation is reported in the Summary Compensation Table. For information on the compensation that Ms. Keane received or realized specifically in connection with her retirement, see “Retirement of Executive Vice President and General Counsel” on page 45.

In addition to assessing Altria’s and individual performance against stated goals to determine incentive compensation, the Compensation Committee looks at industry compensation market data and tally sheets for each of the NEOs that include their total cash and long-term compensation for the last three years.

Executive Compensation Design

Principles

We strategically design our executive compensation program to promote our Mission, which is to own and develop financially disciplined businesses that are leaders in responsibly providing adult tobacco and wine consumers with superior branded products. In pursuing our Mission, we remain focused on four goals: Invest in People, Drive Positive Change, Deliver Superior Products and Brands and Create Substantial Value.

Our Values guide our behavior as we pursue our Mission and our goals. Our Values are Integrity, Trust and Respect; Passion to Succeed; Executing with Quality; Driving Creativity into Everything We Do; and Sharing with Others.

Our executive compensation program includes multiple performance metrics to assess the efforts of all executives in pursuing our Mission and Values. Specifically, our program is designed to satisfy the following objectives:

●	promote pursuit of business strategies that create substantial growth and long-term value for shareholders and are executed with integrity;
●	reward quality execution by making a significant portion of our executives’ compensation dependent on the achievement by Altria of key financial and strategic goals and their individual performance;
●	align the interests of shareholders and executives through equity and cash performance-based long-term incentive awards, stock ownership and retention guidelines and anti-hedging and anti-pledging policies with respect to our stock;

●	grow our leadership advantage through our people and culture; and
●	promote internal fairness and a disciplined qualitative and quantitative assessment of performance.

The elements of our executive compensation program serve these objectives with the following design principles (as shown in the chart below):

●	a mix of fixed and at-risk variable performance-based compensation, with executives at higher levels having a higher proportion of variable compensation;
●	a mix of short- and long-term compensation to appropriately reward and motivate the achievement of both annual and long-term goals and objectives; and
●	a mix of cash and equity compensation that seeks to discourage actions solely driven by our stock price to the detriment of strategic goals and to minimize the potentially dilutive nature of equity compensation on shareholder value.

34     ALTRIA GROUP, INC. – Proxy Statement

EXECUTIVE COMPENSATION

2017 CEO and Other NEOs Pay Mix (1)

____________________
(1)

Includes 2017 actual salary, actual award under the 2017 Annual Incentive Award plan, grant date fair value of long-term equity awards and annualized target cash award under the 2017 – 2019 LTIP. Excludes Ms. Keane due to her retirement and resulting partial-year pay.

Elements

The table below provides a brief side-by-side comparison of the elements of our 2017 executive compensation program.

Long-Term Incentive Awards
	Salary	Annual Incentive	Equity	Cash

Form of Compensation	Cash	Cash	RSUs / PSUs	Cash

Performance Period	Ongoing	Annual	Annual with rolling three-year vesting periods	Three years; end-to-end cycles

Award Criteria	Individual performance	Company and individual performance	Individual performance and advancement potential with additional payment criteria for PSUs based on company performance	Company and individual performance

Company Performance Alignment		●Adjusted diluted EPS growth ●Adjusted discretionary cash flow ●Strategic initiatives	●Stock price appreciation for RSUs ●Company performance (50% relative TSR / 50% adjusted diluted EPS growth) and stock price appreciation for PSUs	●Adjusted diluted EPS growth ●Relative TSR ●Strategic initiatives

ALTRIA GROUP, INC. – Proxy Statement      35

EXECUTIVE COMPENSATION

The table below summarizes the elements and objectives of the 2017 executive compensation program for the NEOs. In addition, the general objective of each element is to attract and retain world-class leaders.

2017 Executive Compensation Program

	Element	Summary Description	Objective

Annual Compensation	Salary	Fixed cash compensation based on role at Altria.	●Provide financial stability ●Recognize individual role, experience, responsibility and performance

	Annual Incentive Awards	Cash-based incentive plan based on prior year’s performance.	●Recognize annual financial and strategic performance after it is delivered ●Recognize annual individual performance after it is delivered

Long-Term Incentive Compensation	Equity Awards	RSU and PSU awards based on prior year’s individual performance and advancement potential, vesting after a three-year period. PSU payout amount tied to company performance measures.
●Align NEOs’ interests with shareholders through company performance and stock ownership
●Recognize individual performance after it is delivered and advancement potential
●Build stock ownership
●Retain talented leaders

	Long-Term Incentive Plan	Cash-based incentive plan based on three-year financial and strategic goals.	●Align NEOs’ interests with shareholders ●Recognize long-term financial and strategic performance after it is delivered ●Retain talented leaders

Post-Termination Benefits and Change in Control Payments	Defined Benefit Plans	Retirement plans providing for the continuation of a portion of compensation upon retirement or separation from service. Generally, employees hired prior to January 1, 2008 are eligible.	●Provide opportunity for financial security in retirement

Defined Contribution Plans

Annual cash contribution based on a formula related to adjusted diluted EPS growth and, for employees not participating in a defined benefit plan, a supplemental contribution and matching contributions. Includes an Altria stock investment option.

●Provide opportunity for financial security in retirement ●Provide additional opportunity to build stock ownership

36     ALTRIA GROUP, INC. – Proxy Statement

EXECUTIVE COMPENSATION

	Element	Summary Description	Objective

Post-Termination Benefits and Change in Control Payments	Change in Control Payments	Payments to executives in connection with a defined change in the ownership of Altria. Change in control provisions are contained in the 2010 and 2015 Performance Incentive Plans.	●Allow NEOs to focus on delivering shareholder value in a period of uncertainty ●Allow NEOs to receive awards granted for periods of performance before a change in control

Termination Payments

For certain types of involuntary separations, potential for severance benefits (including continuation of salary and health insurance based on years of service). Our NEOs are eligible for the same severance benefits as our other salaried employees.

●Provide opportunity for protection upon an unexpected event

Perquisites

For the Chairman, CEO and President for safety and security purposes, home security system and, subject to an annual allowance, personal use of our aircraft. For all NEOs, Altria-paid executive physical and leased vehicle (neither is accepted by the Chairman, CEO and President).

●Provide security ●Provide comprehensive annual preventive health screening

Other Benefits		Medical coverage, group life insurance and other welfare benefits generally available to all salaried employees.	●Promote health and financial security

ALTRIA GROUP, INC. – Proxy Statement     37

EXECUTIVE COMPENSATION

Decision-Making Process

Risk Assessment

A cross-functional team of executives in the Human Resources & Compliance, Law, Corporate Audit and Finance departments annually reviews our compensation program (executive and non-executive) to identify features that could encourage excessive risk-taking by program participants and to assess the potential of such risks to have a material adverse effect on Altria. Management requested that the external compensation consultant, Aon Hewitt, review this risk assessment process, specifically, the features identified as potentially encouraging excessive risk-taking, features that mitigate risk and management’s assessment of those features, to confirm consistency with prevailing best practices.

After reviewing management’s assessment, the Compensation Committee believes that neither the compensation program’s design nor the individual elements of executive compensation encourage employees, including our NEOs, to take unnecessary or excessive risks. The executive compensation program also incorporates risk-mitigating features such as those shown in the chart on the right, which the Compensation Committee considered as part of its assessment. We believe that any risks arising from our compensation policies and practices are not likely to have a material adverse effect on Altria.

Benchmarking

Compensation Strategy

RISK-MITIGATING FEATURES

■	Appropriate compensation mix of fixed versus at-risk variable pay, annual versus long-term pay, cash versus equity and performance-based versus non-performance-based pay
■	Multiple objective performance factors used for annual and long-term cash incentive awards, coupled with the Compensation Committee’s discretion to approve awards at lower than target
■	Caps on annual and long-term incentive plan formulas
■	Peer company benchmarking
■	Significant stock ownership, holding requirements and anti-hedging/anti-pledging policies
■	A “clawback” policy providing for the adjustment or recovery of executive compensation upon the restatement of our financial statements
■	Individual performance assessments that emphasize behavior consistent with our Mission and Values

We design our executive compensation program to deliver total compensation (salary, annual and long-term cash awards, equity awards and benefits) upon attainment of performance targets at levels between the 50th and the 75th percentiles of compensation paid to executives in the CSG, discussed below. We believe that this approach is important to giving us our leadership advantage and attracting and retaining world-class leaders to pursue our Mission, particularly given the unique challenges of our industry. Actual total compensation can exceed the 75th percentile or be below the 50th percentile depending on business and individual performance in relation to performance targets.

Compensation Survey Group

We annually compare our executive compensation program with the programs of the companies in the CSG. The purpose of this annual review is to assure that our executive compensation program supports our ability to attract and retain executive talent. When determining the companies to include in the CSG, the Compensation Committee identifies companies that compete with us for talent and:

●	are direct competitors;
●	have similar market capitalization;
●	are primarily focused on consumer products; or
●	have businesses generally focused within the United States.

38     ALTRIA GROUP, INC. – Proxy Statement

EXECUTIVE COMPENSATION

Based on these criteria, the Compensation Committee included the following companies in the 2017 CSG and used this list for compensation-related decisions during 2017. The list is sorted by market capitalization as of December 31, 2017.

Compensation Survey Group Companies	Market Capitalization (1) ($B)
The Coca-Cola Company	195
PepsiCo, Inc.	171
Philip Morris International Inc.	164
Merck & Co., Inc.	153
3M Company	140
McDonald’s Corporation	137
Altria	136
Bristol-Myers Squibb Company	100
The Kraft Heinz Company	95
Median	93
Eli Lilly and Company	93
Colgate-Palmolive Company	66
Mondelēz International, Inc.	64
Kimberly-Clark Corporation	42
General Mills, Inc.	34
The Hershey Company	24
Kellogg Company	23
Conagra Brands, Inc.	15
Campbell Soup Company	14
Reynolds American Inc.	N/A
____________________
(1)	Market capitalization is calculated using shares outstanding as of the most recent public disclosure as of January 2, 2018 per Bloomberg multiplied by the closing stock price as of December 29, 2017.

Reynolds American Inc. was acquired in July 2017 and ceased trading as a public company. As a result, the Compensation Committee made the following changes to the CSG for compensation-related decisions in 2018:

●	removed Reynolds American Inc. and
●	added Molson Coors Brewing Company and Dr Pepper Snapple Group, Inc., which both meet the criteria discussed above.

2017 Executive Compensation Program Decisions

Salary

The Compensation Committee considers a number of factors when reviewing and setting salaries for our NEOs, including each executive’s individual performance, level of responsibility, experience, the relationship between salaries paid to other Altria executives and the position of the executive’s salary within the applicable salary range. Additionally, as appropriate, the Compensation Committee compares the salaries of our NEOs to others holding comparable positions at CSG companies. The Compensation Committee analyzes all these factors in the aggregate in determining NEO salaries.

Salaries are relevant in establishing annual and long-term incentive target awards and factor into retirement, group life insurance and certain other benefits available to all salaried employees. The Compensation Committee reviews salaries on an annual basis and any adjustments generally are effective March 1.

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EXECUTIVE COMPENSATION

The 2017 salary ranges for our NEOs were as follows:

	2017 Salary Range
Band	Minimum ($)	Maximum ($)
A (Mr. Barrington)	910,000	2,090,000
B (Other NEOs)	480,000	1,100,000

The Compensation Committee increased the salaries of our NEOs based on the criteria noted above as follows, effective March 1, 2017:

2017 Salary Changes

Name	2016 Salary ($)	2017 Salary ($)
Martin J. Barrington	1,420,000	1,480,000
William F. Gifford, Jr.	647,000	670,000
Howard A. Willard III	840,000	874,000
Craig A. Johnson	907,000	934,000
Murray R. Garnick	733,600	800,000
Denise F. Keane	943,000	981,000

Annual Incentives

The Annual Incentive Award plan is a cash-based, pay-for-performance plan for management employees, including our NEOs. Participants have an annual award target based on salary band and expressed as a percentage of salary. Our benchmarking process establishes award targets, which are paid only after both business and individual results are assessed against targeted levels of performance. While the Compensation Committee reviews and approves the targets annually, no individual is guaranteed an award.

Each December, the Compensation Committee reviews the financial and strategic performance of Altria as well as the performance of each of our tobacco and wine businesses for that year. The Compensation Committee uses (1) adjusted diluted EPS growth and (2) adjusted discretionary cash flow as the key financial measures in determining awards under our Annual Incentive Award plan because these measures link to our long-term financial goals to:

●	grow adjusted diluted EPS at an average annual rate of 7% to 9%; and
●	maintain a target dividend payout ratio of approximately 80% of adjusted diluted EPS.

The Compensation Committee believes that the combination of these financial measures provides the best alignment between Altria’s business strategy and our shareholders’ interests: our executives are rewarded when our shareholders are rewarded.

In determining Altria’s financial performance for 2017, the Compensation Committee considered the following:

Key Financial Measures
(millions, except per share data)

	Target Range	2017 Results	Rating (from 0% - 130%)		Weighting	Weighted Result
Adjusted Diluted EPS Growth	$3.26 - $3.32	$3.39	100	% (1)	75%	75%
(Rating Range)	(80% - 120%)
Adjusted Discretionary Cash Flow	$5,299 - $6,477	$6,201	109%		25%	27%
(Rating Range)	(80% - 120%)
		Rating for Financial Measures				102%
____________________
(1)

Adjusted diluted EPS was $3.39, above the target range. The Compensation Committee did not include $0.10 of adjusted diluted EPS, which was the result of a one-time impact from U.S. federal income tax reform.

40     ALTRIA GROUP, INC. – Proxy Statement

EXECUTIVE COMPENSATION

In addition to financial measures, the Compensation Committee evaluates our performance and the performance of each of our tobacco and wine businesses against key strategic initiatives that are designed to promote our long-term success, as well as any significant events during the year. The key strategic initiatives in 2017 included:

●	brand-building initiatives;
●	enhancing adult tobacco consumer engagement through digital marketing technologies and consumer insights;
●	advancing our innovation and harm reduction strategies through an innovative product portfolio and regulatory engagement;
●	enhancing our information technology;
●	productivity and business simplification initiatives; and
●	developing organizational talent, enhancing our leadership system and enhancing our culture to improve diversity and inclusion.

Based on its overall review of financial measures and strategic initiatives, the Compensation Committee assigns an Annual Incentive Award business performance rating for us and each of our business segments. Performance at planned levels receives a rating of 100%. Depending on performance, Annual Incentive Award ratings for business performance can range from 0% to 130%. Performance against the financial measures reflected above resulted in a rating of 102% for 2017. After considering performance against the 2017 strategic measures described above, the Committee assigned an overall Annual Incentive Award business performance rating of 110%. The Committee used this rating, together with individual performance (see “2017 Performance of NEOs” on page 32), in determining the 2017 awards below. The following formula is the basis for determining awards under the 2017 Annual Incentive Award plan.

Salary	X	Target (% of salary)	X	Business Performance Rating	X	Individual Performance Factor	=	Annual Incentive Award

2017 Annual Incentive Award Target Percentages, Award Ranges and Actual Awards

	Band	Salary ($)	Target (% of salary)	2017 Business Performance Rating (0 - 130%)	Individual Performance Factor Range (1) (% of target)		Award Range for 2017 Performance ($)			Actual Award for 2017 Performance ($)
Name					Minimum	Maximum
Martin J. Barrington	A	1,480,000	150	110	85	175	2,075,700	-	4,273,500	3,700,000
William F. Gifford, Jr.	B	670,000	95	110	85	155	595,128	-	1,085,232	910,000
Howard A. Willard III	B	874,000	95	110	85	155	776,331	-	1,415,661	1,165,000
Craig A. Johnson	B	934,000	95	110	85	155	829,626	-	1,512,846	1,142,000
Murray R. Garnick (2)	B	800,000	95	110	85	155	710,600	-	1,295,800	910,000
Denise F. Keane (3)	B	981,000	95	–	–	–	–	-	–	462,100
____________________
(1)	The individual performance ranges are stated as a percentage of target and are based on individual performance between the third and fifth level on a five-point scale.
(2)	Mr. Garnick’s actual award was determined by adjusting his target award for the portion of 2017 before July 1 when he was at a salary band C level.
(3)

Ms. Keane received a prorated award (181 of 365 days) based on target business and individual performance in accordance with the terms of the plan. See “Retirement of Executive Vice President and General Counsel” on page 45 for more information.

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EXECUTIVE COMPENSATION

Long-Term Incentives

We have historically awarded long-term incentives to executive officers through a combination of equity awards and performance-based long-term cash incentive awards. Beginning with equity awards granted in 2017, executives received a mix of 60% RSUs and 40% PSUs. The addition of PSUs, combined with our existing cash LTIP, increased the portion of executives’ long-term incentives that is tied to business performance to over 60%.

Target Long-Term Incentive Mix

Long-Term Incentives: Equity Awards

Equity awards focus executives on increasing long-term shareholder value, enhance executive retention and promote executive stock ownership. Awards recognize prior year performance and advancement potential. The awards generally vest three years after the date of the award, subject to earlier vesting on death, disability or retirement on or after age 65 or in connection with a change in control. This vesting period is intended to retain and motivate executives, while promoting long-term performance. PSUs only pay out if specific company performance measures are met. The number of PSUs granted to an executive represents a target number of shares; the actual share payout can range from 0% to 130% of the target based on company performance against specified measures. For RSUs, recipients receive cash dividend equivalents during the vesting period, but for PSUs, dividends are accrued and paid out at the end of the performance period based on the final number of PSUs that vest.

The Compensation Committee annually reviews equity award targets against competitive data. In 2017, following its annual review, the Committee decided to re-balance the long-term incentive mix between equity awards and the cash awards under the 2017 – 2019 LTIP. This resulted in an increase to equity target awards and a corresponding decrease to target awards under the 2017 – 2019 LTIP.

2017 EQUITY AWARD HIGHLIGHTS

■	60% RSUs / 40% PSUs
■	Vesting period of three years
■	RSUs: Cash dividend equivalent payments PSUs: Dividend equivalents accrue until end of performance period
■	NEO awards based on:
–	Executive’s individual performance in year prior to the grant;
–	Executive’s advancement potential;
–	Company performance for PSUs;
–	Compensation Committee discretion; and
–	Competitive benchmarking
■	Number of RSUs and PSUs awarded is based on fair market value of our stock on the date of the grant

42     ALTRIA GROUP, INC. – Proxy Statement

EXECUTIVE COMPENSATION

The targets and equity awards for our NEOs were as follows:

2017 Equity Awards

Name	Band	Equity Target ($)	Equity Award Range (1) ($)	Actual Equity Award (1) (2) ($)
Martin J. Barrington	A	5,400,000	Not applicable	6,500,104
William F. Gifford, Jr.	B	1,750,000	1,050,000 - 2,625,000	2,250,078
Howard A. Willard III	B	1,750,000	1,050,000 - 2,625,000	2,250,078
Craig A. Johnson	B	1,750,000	1,050,000 - 2,625,000	1,750,037
Murray R. Garnick	B	1,750,000	1,050,000 - 2,625,000	1,237,603
Denise F. Keane	B	1,750,000	1,050,000 - 2,625,000	2,250,078
____________________
(1)

Ranges and actual awards are a function of individual performance and, for our NEOs other than Mr. Barrington, advancement potential. Because advancement potential is not a consideration for Mr. Barrington, we do not reflect an equity award range for him. No executive is guaranteed an award and all awards are capped under the 2015 Performance Incentive Plan.

(2)

The amount shown is the aggregate grant date fair value of stock awards determined pursuant to Financial Accounting Standards Board (“FASB”) Codification Topic 718. The number of RSUs and PSUs awarded in 2017, together with the grant date values of the RSUs and the PSUs awarded, is disclosed in the Grants of Plan-Based Awards during 2017 table on page 50. The assumptions we used in calculating the grant date fair values of the RSUs and the PSUs awarded in 2017 are described in Note 2 under “Stock-Based Compensation” to our consolidated financial statements in the 2017 Annual Report on Form 10-K.

The Compensation Committee makes equity awards to our Chairman, CEO and President (salary band A) based on its assessment of our performance and competitive data and its review of our Chairman, CEO and President’s individual performance. The Compensation Committee reviews various equity award scenarios, including advancement potential and past awards of those companies within the CSG, to establish an appropriate range of awards for our NEOs other than our Chairman, CEO and President. The awards are granted on the date of Compensation Committee approval, and no individual is guaranteed an award.

Financial Performance Measures for 2017 PSUs

The Compensation Committee designated (1) adjusted diluted EPS growth and (2) relative TSR (vs. the companies that comprise the S&P 500 Food, Beverage & Tobacco Index as of January 1, 2017 and remain in the index as of December 31, 2019) as the performance measures for the PSUs granted in 2017 because these measures link to our long-term financial goals of:

●	growing adjusted diluted EPS at an average annual rate of 7% to 9% over the long term; and
●	maintaining a target dividend payout ratio of approximately 80% of our adjusted diluted EPS.

These measures are intended to focus executives on achieving results that contribute to creating long-term shareholder value. The score for each financial measure determines the number of shares payable under the PSUs and may not exceed 130% of target. The Compensation Committee believes that the combination of these measures provides the best alignment between Altria’s business strategy and our shareholders’ interests: our executives are rewarded when our shareholders are rewarded.

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EXECUTIVE COMPENSATION

Long-Term Incentives: 2017 – 2019 Long-Term Incentive Plan Awards

The LTIP is a long-term cash performance plan that uses a three-year, end-to-end performance cycle, an approach consistent with our long-term strategic planning process. At the beginning of each three-year cycle, the Compensation Committee approves long-term financial and strategic performance goals that can only be measured effectively after completion of the cycle. Awards are payable in cash after the end of each three-year cycle, based on an assessment of actual performance during the entire award cycle. Each executive has an award target based on their salary band, expressed as a percentage of each year-end salary over the three-year cycle. The Compensation Committee retains the discretion to adjust awards upward or downward, and no individual is guaranteed an award.

LTIP HIGHLIGHTS
■	Three-year, end-to-end performance cycle
■	Awards based on our performance against long-term financial and strategic goals and individual performance
■	Because no LTIP cycle concluded in 2017 (the current cycle concludes in 2019), total compensation for 2017 shown in the Summary Compensation Table significantly decreased from 2016

Although the Compensation Committee takes our executives’ earnings opportunity under the LTIP into account when setting their compensation each year, those opportunities remain at risk until the end of the three-year performance cycle.

The Compensation Committee periodically considers alternative LTIP design approaches, such as overlapping three-year cycles (with a new three-year cycle beginning each year), resulting in annual payouts versus payouts every three years. Although such an approach would result in less fluctuation in the annual compensation of executives, the Compensation Committee believes that reducing fluctuations is outweighed by the clarity of long-term performance incentives and the retention value of end-to-end performance cycles.

The 2017 – 2019 LTIP performance cycle will conclude on December 31, 2019. This performance cycle will reward achievement of key financial and strategic performance measures (each weighted 50%) intended to create substantial value for shareholders. The financial measures for 2017 - 2019, which have a combined weighting of 50%, are:

●

Relative 2017 – 2019 TSR versus the S&P 500 Food, Beverage & Tobacco Index
(defined as companies that comprise the S&P 500 Food, Beverage & Tobacco Index as of January 1, 2017 and remain in the index as of December 31, 2019)

●	Three-Year Adjusted Diluted EPS CAGR

Specific details regarding the strategic performance initiatives were defined for executives, but are not disclosed publicly before the end of the cycle due to their competitively sensitive nature. We will disclose relevant performance metrics for the 2017 – 2019 LTIP performance cycle, as appropriate, after the compensation decisions for the then-current NEOs have been made.

Following the conclusion of the 2017 – 2019 LTIP performance cycle, the Compensation Committee will assess our performance on each of the financial and strategic measures to determine the final LTIP rating, which can range from 0% to 130%. The Compensation Committee, with respect to the CEO, and the CEO, with respect to the other NEOs, will also assess the individual performance of each executive to determine the executive’s individual performance rating, which can range from 0% - 150%. The final LTIP award is then determined based on the following formula:

Year-end Salaries for Each Plan Year	X	Award Target (prorated for time in salary band)	X	Business Performance Rating	X	Individual Performance Factor	=	Three-Year LTIP Award

44     ALTRIA GROUP, INC. – Proxy Statement

EXECUTIVE COMPENSATION

The award target percentages and performance factor ranges for executives in salary band A and B for the 2017 – 2019 LTIP performance cycle are:

Band	Individual Award Target (1) (%)	Business Performance Factor (%)	Individual Performance Factor (%)
A	250	0 - 130	0 - 150
B	140	0 - 130	0 - 150
____________________
(1)	Individual award target percentages are applied to each year-end base salary over the three-year performance cycle.

Perquisites

The Compensation Committee believes that a competitive executive compensation package includes reasonable perquisites that supplement our retention efforts. The perquisites we provided to our NEOs in 2017 are set forth in the All Other Compensation table on page 49. In addition to these perquisites, our NEOs received the same benefits that were available to our salaried employees generally. Mr. Barrington is required to use our aircraft for all air travel for purposes of security. Under a time-sharing agreement with Altria, Mr. Barrington agreed to reimburse us for annual personal aircraft usage in excess of $250,000. The Compensation Committee considers the potential value of personal aircraft usage in determining the other components of Mr. Barrington’s total compensation. Mr. Barrington did not accept as a perquisite the company-paid automobile and executive physical in 2017.

Post-Termination Benefits and Change in Control Payments

We provide post-termination benefits to our NEOs, including retirement benefits and termination payments if applicable, as well as payments in connection with a change in control.

●

Retirement Benefits. Our NEOs participate in certain qualified and non-qualified retirement plans, which we believe promote executive retention and provide the opportunity for financial security in retirement. These retirement benefits are discussed in more detail in the narrative following the Pension Benefits table (pages 53 to 54) and the Non-Qualified Deferred Compensation table (page 56).

●

Change in Control Payments. Our 2015 Performance Incentive Plan (“2015 PIP”) includes a double-trigger provision for vesting or payment of annual incentive awards, equity awards and long-term incentive cash awards, provided that the successor entity continues or assumes the plans and awards or replaces them with substantially similar awards. In contrast, our 2010 Performance Incentive Plan (“2010 PIP”), under which the 2015 stock awards remained unvested at the end of 2017, provides for the vesting and payment of certain elements of compensation immediately upon a change in control. The details of these provisions are discussed in the “Payments upon Change in Control or Termination of Employment” section (pages 56 to 60).

●

Termination Payments. The Severance Pay Plan for Salaried Employees, which is generally applicable to all salaried employees, provides an opportunity for financial protection against the unexpected event of an involuntary termination of employment. The details of this plan are discussed in the “Payments upon Change in Control or Termination of Employment” section (pages 56 to 60).

Retirement of Executive Vice President and General Counsel

After over 40 years of exceptional service, Ms. Keane retired as Executive Vice President and General Counsel effective July 1, 2017. In connection with her retirement, the Compensation Committee approved a prorated cash award under the 2017 Annual Incentive Award plan at target business and individual performance in accordance with the terms of the plan:

Payment	Award Target (%)	Proration	Award Amount ($)	Date Paid
2017 Annual Incentive Award plan	95	181 of 365 days	462,100	Feb. 2018

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EXECUTIVE COMPENSATION

In accordance with the terms of the 2010 PIP and the 2015 PIP and the related award agreements, her previously awarded outstanding equity grants vested due to her retirement at age 65:

Grant	Shares (#)	Value Realized on Vesting ($) (1)
1/28/2015 RSUs	28,948	2,155,758
1/26/2016 RSUs	27,563	2,052,617
1/28/2017 RSUs	18,170	1,353,120
1/28/2017 PSUs	12,236	911,215
____________________
(1)

Based on $74.47, the closing price of Altria common stock on June 30, 2017. PSU vesting was based on the target number of shares and also included a $32,113 cash payment of dividend equivalents. Delivery of the shares and cash payment were delayed for six months following Ms. Keane’s retirement under Internal Revenue Code Section 409A.

Ms. Keane is also entitled to payments and benefits under the normal terms and conditions of our benefit plans.

Other Considerations

Stock Ownership and Holding Requirements and Prohibition on Hedging and Pledging

The Compensation Committee has established stock ownership requirements under which executives are expected to hold our common stock until their termination of employment in an amount equal to a multiple of salary, as determined by their salary band. If the stock price declines, an executive may satisfy the requirement by holding a fixed number of shares based on the stock price at the beginning of the executive’s acquisition period. The Compensation Committee set the requirements as 12 times base salary for salary band A (CEO) and six times base salary for salary band B (other NEOs). In addition, we have a stock holding requirement that prohibits executive officers from selling shares received as compensation until they meet their stock ownership requirement.

Stock ownership includes shares held as RSUs and PSUs (at target amount). We expect executives to meet their ownership requirement within five years of becoming subject to the requirement (or three years from a subsequent promotion date and resulting increase in the ownership requirement). As of December 31, 2017, all our NEOs exceeded their stock ownership requirements.

We have policies prohibiting our NEOs from engaging in hedging and pledging activities with respect to our shares.

“Clawback” Policy Regarding the Adjustment or Recovery of Compensation

We have a “clawback” policy providing for the adjustment or recovery of compensation in certain circumstances. If our Board or an appropriate committee of our Board determines that, as a result of a restatement of our financial statements, an executive received more compensation than would have been paid absent the incorrect financial statements, our Board or its committee, in its discretion, will take such action as it deems necessary or appropriate to address the events that gave rise to the restatement and to prevent its recurrence. Such action may include, to the extent permitted by applicable law, in appropriate cases, requiring partial or full reimbursement of any bonus or other incentive compensation paid to the executive, causing the partial or full cancellation of RSUs or PSUs, adjusting the future compensation of such executive and dismissing or taking legal action against the executive, in each case as our Board or its committee determines to be in the best interests of Altria and our shareholders. Our RSU and PSU award agreements also include “clawback” provisions.

46     ALTRIA GROUP, INC. – Proxy Statement

EXECUTIVE COMPENSATION

Tax and Accounting Considerations

In addition to our executive compensation objectives and design principles, we consider tax and accounting treatment when designing and administering our compensation programs. One such consideration is Internal Revenue Code Section 162(m), which limits our ability to deduct compensation paid to each covered officer for tax purposes to $1.0 million annually. Section 162(m) was amended and expanded under the federal tax bill enacted at the end of 2017.

For payments made in 2017, covered officers include the principal executive officer and our next three highest paid executive officers, other than our principal financial officer. For 2017, the Section 162(m) limitation did not apply to performance-based compensation, provided we satisfied certain conditions. We have taken appropriate actions, to the extent feasible, to preserve the deductibility of annual and long-term cash incentive awards paid and equity awards granted in 2017.

For 2018 and subsequent years, covered officers include the principal executive officer, principal financial officer and next three highest paid named executive officers. Compensation paid in 2018 and later years will generally be subject to the deduction limits of Section 162(m), without an exception for performance-based compensation. This includes annual and long-term incentive awards paid and equity awards granted in 2018 and later years.

Although the Compensation Committee considers tax deductibility in making its compensation program decisions, the Compensation Committee’s primary consideration is whether the compensation programs promote our Mission and align the interests of executives with those of our shareholders.

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EXECUTIVE COMPENSATION

Compensation Tables and Other Matters

Summary Compensation Table

The following table provides the compensation information of our NEOs for 2017, 2016 and 2015.

				Non-Equity Incentive Plans
Name and Principal Position	Year	Salary ($)	Stock Awards Grant Value (1) ($)	Annual Incentive Plan ($)	Long-Term Incentive Plan (2) ($)	Change in Pension Value (3) ($)	All Other Compensation (4) ($)	Total ($)
Martin J. Barrington, Chairman, Chief Executive Officer and President, Altria Group, Inc.	2017	1,470,000	6,500,104	3,700,000	–	3,705,592	327,481	15,703,177
	2016	1,408,333	6,500,010	3,900,000	12,060,000	3,363,075	342,148	27,573,566
	2015	1,333,333	5,600,071	3,500,000	–	2,606,735	256,229	13,296,368
William F. Gifford, Jr., Executive Vice President and Chief Financial Officer, Altria Group, Inc.	2017	666,167	2,250,078	910,000	–	1,379,892	87,482	5,293,619
	2016	640,833	1,700,038	950,000	3,700,600	879,815	96,713	7,967,999
	2015	594,167	2,650,282	900,000	–	650,130	76,596	4,871,175
Howard A. Willard III, Executive Vice President and Chief Operating Officer, Altria Group, Inc.	2017	868,333	2,250,078	1,165,000	–	1,746,506	99,599	6,129,516
	2016	833,333	1,700,038	1,300,000	5,572,800	1,400,173	120,080	10,926,424
	2015	780,333	3,150,551	1,200,000	–	998,455	106,113	6,235,452
Craig A. Johnson, President and Chief Executive Officer, Altria Group Distribution Company	2017	929,500	1,750,037	1,142,000	–	1,128,270	119,483	5,069,290
	2016	901,667	1,275,058	1,219,000	6,331,200	348,405	132,544	10,207,874
	2015	871,833	1,275,496	1,100,000	–	660,369	111,585	4,019,283
Murray R. Garnick, Executive Vice President and General Counsel, Altria Group, Inc.	2017	774,133	1,237,603	910,000	–	–	259,228	3,180,964
Denise F. Keane, Former Executive Vice President and General Counsel, Altria Group, Inc.	2017	616,225	2,250,078	462,100	–	745,010	78,777	4,152,190
	2016	938,500	1,700,038	1,450,000	6,612,000	755,050	139,165	11,594,753
	2015	912,667	1,650,289	1,350,000	–	390,030	125,311	4,428,297
____________________
(1)

The amount shown is the aggregate grant date fair value of stock awards determined pursuant to FASB Codification Topic 718. The number of RSUs and PSUs awarded in 2017, together with their grant date values, is disclosed in the Grants of Plan-Based Awards during 2017 table on page 50. The assumptions we used in calculating the grant date fair values of the RSUs and the PSUs awarded in 2017 are described in Note 2 under “Stock-Based Compensation” to our consolidated financial statements in the 2017 Annual Report on Form 10-K. The table below provides the grant date fair value of the PSUs awarded in January 2017 for each of our NEOs assuming the maximum performance level is achieved.

Martin J. Barrington ($)	William F. Gifford, Jr. ($)	Howard A. Willard III ($)	Craig A. Johnson ($)	Murray R. Garnick ($)	Denise F. Keane ($)
3,380,057	1,169,952	1,169,952	910,002	643,505	1,169,952
(2)

The LTIP uses three-year, end-to-end performance cycles. We pay executives in a lump sum cash award only after the end of the three-year performance cycle, based on an assessment of overall corporate and individual performance during the entire award cycle. End-to-end performance cycles result in LTIP compensation shown in this column for 2016 only, and not for 2015 or 2017.

The table below reflects the target 2017 allocation of the 2017 – 2019 LTIP performance cycle, which will conclude on December 31, 2019. This target amount will be adjusted based on actual business and individual performance at the end of the three-year plan period. There is no guarantee of any payment under the plan.

Year	Martin J. Barrington ($)	William F. Gifford, Jr. ($)	Howard A. Willard III ($)	Craig A. Johnson ($)	Murray R. Garnick ($)	Denise F. Keane (a) ($)
2017	3,700,000	938,000	1,223,600	1,307,600	981,151	0
____________________
(a)	Ms. Keane retired as Executive Vice President and General Counsel effective July 1, 2017. She is not eligible to receive a payment under the terms of the plan.

48     ALTRIA GROUP, INC. – Proxy Statement

EXECUTIVE COMPENSATION

(3)

The amounts show the change in the present value of each NEO’s pension benefits for each year from December 31 of the prior year to December 31 of the applicable year. The amount shown for Ms. Keane for 2017 represents the change in present value of her pension benefits from December 31, 2016 to July 1, 2017, her date of retirement. The change in 2017 was due to a variety of factors, including growth in benefit due to additional pay and service, passage of time and a change in the discount rate and mortality assumptions. Mr. Garnick was hired after January 1, 2008 and, therefore, is not covered under our pension plans.

(4)	Details of other compensation for each of our NEOs appear in the All Other Compensation table shown below.

All Other Compensation

Name	Year	Allocation to Defined Contribution Plans (a) ($)	Personal Use of Company Aircraft (b) ($)	Car Expenses (c) ($)	Financial Counseling Services (d) ($)	Executive Physicals ($)	Other (e) ($)	Total ($)
Martin J. Barrington	2017	147,000	179,903	–	–	–	578	327,481
	2016	169,000	172,593	–	–	–	555	342,148
	2015	133,333	122,278	–	–	–	618	256,229
William F. Gifford, Jr.	2017	66,617	–	17,565	–	3,300	–	87,482
	2016	76,900	–	16,513	–	3,300	–	96,713
	2015	59,417	–	17,179	–	–	–	76,596
Howard A. Willard III	2017	86,833	–	12,766	–	–	–	99,599
	2016	100,000	–	16,780	–	3,300	–	120,080
	2015	78,033	–	18,016	6,764	3,300	–	106,113
Craig A. Johnson	2017	92,950	–	23,233	–	3,300	–	119,483
	2016	108,200	–	21,044	–	3,300	–	132,544
	2015	87,183	–	19,417	4,985	–	–	111,585
Murray R. Garnick	2017	124,220	–	19,742	–	3,300	111,966	259,228

Denise F. Keane	2017	61,623	–	5,267	–	3,300	8,587	78,777
	2016	112,620	–	23,245	–	3,300	–	139,165
	2015	91,267	–	20,744	10,000	3,300	–	125,311
____________________
(a)	Amounts represent allocations to tax-qualified and non-qualified supplemental defined contribution plans.
(b)

Personal use of our aircraft reflects incremental costs, including trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hourly maintenance contracts, hangar or aircraft parking, fuel (based on the average monthly cost of fuel per hour flown) and other smaller variable costs. For purposes of calculating incremental costs, we include the incremental costs of any deadhead flights, or portions thereof, made in connection with personal travel. Fixed costs incurred in any event to operate our aircraft (e.g., aircraft purchase costs, depreciation, maintenance not related to personal trips and flight crew salaries) are not included. Mr. Barrington pays his own taxes on imputed taxable income resulting from personal use of our aircraft.

(c)

Car expenses include the annual cost of providing a leased vehicle and operating expenses, including insurance, maintenance and repairs. Executives pay their own taxes on imputed taxable income resulting from personal use of leased vehicles.

(d)	Effective January 1, 2016, we discontinued reimbursement for financial counseling services.
(e)

For Mr. Barrington, this amount includes security expenses. For Ms. Keane, this amount reflects a retirement gift valued at $4,500 and a tax gross-up of $4,087 related to the retirement gift. For Mr. Garnick, this amount reflects relocation expenses of $75,118 and a tax gross-up of $36,848 related to the relocation expenses.

ALTRIA GROUP, INC. – Proxy Statement      49

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards during 2017

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (4) (#)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Martin J. Barrington	2017	–	2,220,000 (1)	10,000,000 (1)
	2017 – 2019	–	11,100,000 (2)	24,000,000 (2)
	1/30/2017				–	36,938	48,019		2,600,066 (5)
	1/30/2017							54,849	3,900,038 (6)
William F. Gifford, Jr.	2017	–	636,500 (1)	10,000,000 (1)
	2017 – 2019	–	2,814,000 (2)	24,000,000 (2)
	1/30/2017				–	12,786	16,621		900,007 (5)
	1/30/2017							18,987	1,350,071 (6)
Howard A. Willard III	2017	–	830,300 (1)	10,000,000 (1)
	2017 – 2019	–	3,670,800 (2)	24,000,000 (2)
	1/30/2017				–	12,786	16,621		900,007 (5)
	1/30/2017							18,987	1,350,071 (6)
Craig A. Johnson	2017	–	887,300 (1)	10,000,000 (1)
	2017 – 2019	–	3,922,800 (2)	24,000,000 (1)
	1/30/2017				–	9,945	12,928		700,029 (5)
	1/30/2017							14,767	1,050,008 (6)
Murray R. Garnick (7)	2017	–	760,000 (1)	10,000,000 (1)
	2017 – 2019	–	3,360,000 (2)	24,000,000 (2)
	1/30/2017				–	7,033	9,142		495,053 (5)
	1/30/2017							10,443	742,550 (6)
Denise F. Keane	2017	–	931,950 (1)	10,000,000 (1)
	2017 – 2019	–	4,120,200 (2)	24,000,000 (2)
	1/30/2017				–	12,786	16,621		900,007 (5)
	1/30/2017							18,987	1,350,071(6)
____________________
(1)

Reflects the target and maximum awards under the 2017 Annual Incentive Award plan. Actual awards paid under the 2017 Annual Incentive Award plan are shown in the “Annual Incentive Plan” column of the Summary Compensation Table. The maximum represents the maximum permitted under the 2015 PIP. Awards covered by Internal Revenue Code Section 162(m) are also subject to a maximum amount determined under a formula established by the Compensation Committee, which could have produced a maximum award lower than $10 million.

(2)

Represents the possible lump-sum awards for the full three-year performance cycle of the 2017 – 2019 LTIP to be paid in early 2020. The 2017 – 2019 LTIP performance cycle commenced on January 1, 2017 and will conclude on December 31, 2019. The maximum represents the maximum permitted under the 2015 PIP. Awards covered by Internal Revenue Code Section 162(m) are also subject to a maximum amount determined under a formula established by the Compensation Committee, which could produce a maximum award lower than $24 million.

(3)

Reflects target and maximum PSUs granted to our NEOs on January 30, 2017 that will vest on February 11, 2020. The actual number of units that vest will range between 0% and 130% of target, depending on actual performance during the performance period. Holders of PSUs will accrue dividend equivalents during the performance period, which will be paid at the end of the performance period on PSUs that vest.

(4)	Reflects RSUs granted to our NEOs on January 30, 2017 that will vest on February 11, 2020. Holders of RSUs are entitled to any cash dividend equivalents paid quarterly during the vesting period.
(5)

Reflects the value of the target PSUs granted using a $70.39 grant date fair value, which was determined using 50% of the RSU grant date fair value added to 50% of the TSR fair value. The TSR fair value was calculated by multiplying the RSU grant date fair value by a Monte Carlo simulation fair value factor of 97.99%.

(6)	Reflects the grant date fair value of the RSUs, which was determined using $71.105, the average of the high and low trading prices of Altria common stock on the grant date.
(7)	Mr. Garnick’s actual award under the 2017 Annual Incentive Award plan was determined by adjusting his target award for the portion of 2017 before July 1 when he was at a salary band C level.

50     ALTRIA GROUP, INC. – Proxy Statement

EXECUTIVE COMPENSATION

Outstanding Equity Awards as of December 31, 2017

	Stock Awards
			RSUs		PSUs
Name	Grant Date	Vesting Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (1) ($)
Martin J. Barrington	1/30/2017	2/11/2020	54,849	3,916,767	36,938	2,637,743
	1/26/2016	2/7/2019	110,123	7,863,883
	1/28/2015	2/7/2018	102,650	7,330,237
William F. Gifford, Jr.	1/30/2017	2/11/2020	18,987	1,355,862	12,786	913,048
	1/26/2016	2/7/2019	28,802	2,056,751
	1/28/2015	2/7/2018	21,080	1,505,323
	1/28/2015	2/11/2020	27,500	1,963,775
Howard A. Willard III	1/30/2017	2/11/2020	18,987	1,355,862	12,786	913,048
	1/26/2016	2/7/2019	28,802	2,056,751
	1/28/2015	2/7/2018	30,250	2,160,153
	1/28/2015	2/11/2020	27,500	1,963,775
Craig A. Johnson	1/30/2017	2/11/2020	14,132	1,009,166	9,517	679,609
	1/26/2016	2/7/2019	20,673	1,476,259
	1/28/2015	2/7/2018	22,373	1,597,656
Murray R. Garnick	1/30/2017	2/11/2020	10,443	745,735	7,033	502,227
	1/26/2016	2/7/2019	19,492	1,391,924
	1/28/2015	2/7/2018	21,090	1,506,037
	1/28/2015	2/11/2020	18,340	1,309,659
Denise F. Keane (3)	1/30/2017	2/11/2020	12,236	873,773	–	–
	1/30/2017	2/11/2020	18,170	1,297,520
	1/26/2016	2/7/2019	27,563	1,968,274
	1/28/2015	2/7/2018	28,948	2,067,177
____________________
(1)	Market values are based on $71.41, the closing price of Altria common stock on December 29, 2017, assuming target performance for PSUs.
(2)	Amount assumes target performance goals are achieved. The actual number of units that vest will range between 0% and 130% of target, depending on actual performance during the performance cycle.
(3)

Due to Ms. Keane’s retirement, her PSUs granted in 2017 were no longer subject to performance criteria per the terms of the grant agreement. Accordingly, her January 30, 2017 grant of 12,236 PSUs is shown under the RSUs column. In accordance with the six month delay requirement of Internal Revenue Code Section 409A, all of Ms. Keane’s outstanding equity awards shown in this table were delivered on January 3, 2018 following Ms. Keane’s retirement.

ALTRIA GROUP, INC. – Proxy Statement     51

EXECUTIVE COMPENSATION

Stock Option Exercises and Stock Vested during 2017

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Martin J. Barrington	–	–	292,960	20,987,338
William F. Gifford, Jr.	–	–	31,320	2,260,521
Howard A. Willard III	–	–	44,930	3,242,823
Craig A. Johnson	–	–	37,719	2,702,021
Murray R. Garnick	–	–	31,330	2,261,243
Denise F. Keane (1)	–	–	135,755	9,971,076
____________________
(1)	In accordance with the six month delay requirement of Internal Revenue Code Section 409A, 86,917 shares ($6,472,709) were delivered on January 3, 2018 following Ms. Keane’s retirement.

Pension Benefits

The Pension Benefits table and the Non-Qualified Deferred Compensation table below generally reflect amounts accumulated as a result of service over the NEO’s full career with Altria and our affiliates. The increments related to 2017 are reflected in the “Change in Pension Value” column of the Summary Compensation Table or, in the case of defined contribution plans, the “Allocation to Defined Contribution Plans” column of the All Other Compensation table. Mr. Garnick was hired after January 1, 2008 and, therefore, is not covered under our pension plans.

Name	Plan Name	Number of Years of Credited Service (1) (#)	Present Value of Accumulated Benefits (2) ($)	Payments During Last Fiscal Year (3) ($)
	Altria Retirement Plan	24.67	1,531,797	–
Martin J. Barrington	Benefit Equalization Plan – Pre-2005	11.67	1,978,773	–
	Benefit Equalization Plan – Post-2004	24.67	18,877,175	–
	Altria Retirement Plan	23.25	1,036,171	–
William F. Gifford, Jr.	Benefit Equalization Plan – Pre-2005	–	–	–
	Benefit Equalization Plan – Post-2004	23.25	4,078,244	–
	Altria Retirement Plan	25.17	1,439,994	–
Howard A. Willard III	Benefit Equalization Plan – Pre-2005	12.17	619,815	–
	Benefit Equalization Plan – Post-2004	25.17	7,173,050	–
	Altria Retirement Plan	26.75	1,596,238	–
Craig A. Johnson	Benefit Equalization Plan – Pre-2005	13.75	2,350,393	–
	Benefit Equalization Plan – Post-2004	26.75	9,279,592	–
	Altria Retirement Plan	40.50	2,483,660	68,407
Denise F. Keane	Benefit Equalization Plan – Pre-2005	28.00	–	2,895,350
	Benefit Equalization Plan – Post-2004	35.00	3,055,448	–
____________________
(1)

As of December 31, 2017, each NEO’s total years of service with Altria and our affiliates were: Mr. Barrington, 24.67 years; Mr. Gifford, 23.25 years; Mr. Willard, 25.17 years; Mr. Johnson, 26.75 years; and Ms. Keane, 40.50 years. Years shown in this column are only those taken into account for benefit accrual purposes under the named plan. Ms. Keane’s years of service taken into account under the applicable formula for the Benefit Equalization Plan (“BEP”) – Post-2004 are limited to 35.00 under the terms of that plan.

52     ALTRIA GROUP, INC. – Proxy Statement

EXECUTIVE COMPENSATION

(2)

The amounts shown in this column are based on a single life annuity (other than for Ms. Keane whose amount is based on the form of payment she selected at retirement, a 50% joint and survivor annuity) and otherwise use the same assumptions applied for year-end 2017 financial disclosure under FASB authoritative guidance relating to retirement benefits, except that (a) the BEP – Post-2004 amount for Mr. Johnson is based on the lump sum required to purchase an annuity providing the after-tax equivalent of the post-2004 pension component of that plan assuming an interest rate of 3.50%, (b) the BEP – Pre-2005 and BEP – Post-2004 amounts for Messrs. Barrington, Gifford and Willard are based on a lump sum form of payment assuming an interest rate of 3.50% (3.37% for Mr. Gifford), (c) in accordance with SEC requirements, all benefits are assumed to commence at the earliest date on which, assuming continued employment, the individual would be eligible for benefits that are not reduced for early commencement and (d) the BEP – Post-2004 amount shown for Ms. Keane is based on the actual payment she received in January 2018 and is net of the accumulated value of prior Target Payments attributable to her supplemental pension benefits. See Note 16 to our consolidated financial statements in the 2017 Annual Report on Form 10-K for a description of the financial accounting assumptions referred to above. As a result of payments previously made to or for certain employees, including our NEOs other than Mr. Gifford, our liabilities or those of our operating subsidiaries under the BEP – Pre-2005 will be less than shown in the table. Our liability for BEP – Post-2004 pension benefits will also be less than that reflected in this column because it is also reduced by the portion of the accumulated value, at the employee’s retirement or other termination of employment, of prior Target Payments attributed to supplemental pension benefits. The amounts by which these prior payments reduce our liabilities will fluctuate over time with investment performance and as credits for the amounts previously paid are reduced to reflect payments to cover taxes on earnings on these amounts. For further discussion, see “Defined Benefit Plans” below.

(3)

In connection with her retirement on July 1, 2017, Ms. Keane received a lump sum payment of her BEP – Pre-2005 benefit in September 2017. Ms. Keane’s BEP – Pre-2005 payment and BEP – Post-2004 amount (which was paid in January 2018) reflect that these amounts were reduced by Funding Payments and Target Payments that were paid to Ms. Keane in prior years (see “Defined Benefit Plans – BEP Pension” section on page 54). The Funding Payments and Target Payments were reported in Altria’s proxy statements for those prior years.

Defined Benefit Plans

Our NEOs, along with the other salaried employees (except those hired after certain dates, including Mr. Garnick, and those who cease to accrue further benefit service), participate in the Retirement Plan, a tax-qualified defined benefit pension plan. In addition, our eligible NEOs and other executives participate in the BEP, which is an unfunded supplemental plan providing benefits in excess of those provided under the Retirement Plan. Additional information regarding the plans follows.

Retirement Plan

The majority of our salaried employees hired prior to January 1, 2008 with at least five years of service are eligible for an annual, lifetime pension benefit from the Retirement Plan, a funded, tax-qualified, non-contributory pension plan. The benefit for the majority of those plan participants, including all our eligible NEOs, is based on the following formula and terms:

Pension Benefit	=	1.45% of five-year average compensation (including certain incentive compensation plan payments) up to the applicable Social Security covered compensation amount	+	1.75% of five-year average compensation (including certain incentive compensation plan payments) in excess of the applicable Social Security covered compensation amount	X	Years of credited service (up to a maximum of 35, except in limited circumstances)

Under the terms of the Retirement Plan, credited service is limited to 35 years if incentive compensation is included in the determination of the five-year average compensation. Five-year average compensation is the highest average annual compensation (annual base salary plus incentive compensation) during a period of 60 consecutive months within the last 120 months of employment. If incentive compensation is not included in the determination of the five-year average compensation, then credited service is not limited to 35 years and the benefit for credited service over 35 years is 1.45% of the employee’s five-year average compensation. Social Security covered compensation is generally an amount equal to the average of the Social Security taxable wage bases for the 35-year period that ends in the year the participant reaches Social Security Full Retirement Age.

ALTRIA GROUP, INC. – Proxy Statement     53

EXECUTIVE COMPENSATION

Pension benefit amounts are expressed as a single life annuity payable commencing at age 65, the Retirement Plan’s normal retirement age. The amount may be reduced as a result of permitted elections of continued payments to beneficiaries in the event of the retiree’s death and/or for commencement of payments before attaining normal retirement age. Employees who terminate employment before age 55 with vested benefits may elect to commence payment of their accrued pensions after attaining age 55. For such employees, the election to commence payments before age 65 results in a reduction in the annual amount payable at a rate of 6% per year multiplied by the number of full and partial years by which benefit commencement precedes attainment of age 65. For employees who continue in employment until age 55 or older and have completed five years or more of credited service, the reduction for early commencement is 6% for each year and partial year by which the benefit commencement precedes age 60.

If upon termination, an employee is at least age 55 with 30 years of service or age 60 or older with five years of service, the annuity immediately payable upon early retirement is 100% of that payable at normal retirement age. The result of becoming eligible for such an early retirement benefit is an increase in the present value of the pension. Messrs. Barrington and Johnson currently are eligible for such unreduced early retirement benefits. Ms. Keane was eligible for, and received, an unreduced normal retirement benefit upon her retirement in 2017. Messrs. Gifford and Willard are not currently eligible for either reduced or unreduced early retirement benefits.

BEP Pension

Tax laws applicable to the Retirement Plan limit the annual compensation that can be taken into account under that plan. As a result of these and/or certain other tax requirements, only a portion of the benefits calculated under the Retirement Plan described above can be paid to our eligible NEOs and a number of other employees from the Retirement Plan. To compensate for benefits that would be lost by the application of these tax limits, all our eligible NEOs accrue supplemental pension benefits under the BEP (“BEP Pension”). BEP Pension accruals relating to periods after 2004 are paid in a lump sum following retirement. Distribution of the pre-2005 supplemental plan benefits are subject to the BEP Pension terms applicable on December 31, 2004.

The annual cash incentive compensation considered for purposes of pension determinations as described above for executives in salary bands A and B is limited to the lesser of either (a) actual annual cash incentive or (b) annual cash incentive at an Annual Incentive Award rating of 100% and individual performance rating of the fourth highest level on a five point scale. Our eligible NEOs are subject to this limit. Awards under the 2017 Annual Incentive Award plan paid in early 2018 and the amount recognized for future pension calculations for our eligible NEOs are as follows:

Name	2017 Annual Incentive Award ($)	Amount of 2017 Award Recognized for Future Pension Calculations ($)
Martin J. Barrington	3,700,000	2,553,000
William F. Gifford, Jr.	910,000	731,975
Howard A. Willard III	1,165,000	954,845
Craig A. Johnson	1,142,000	1,020,395

The amounts payable by Altria under the BEP Pension are determined taking into account certain payments made to the executives before 2008 in order to prevent duplicative benefit payments.

●	From 1996 through 2007, a number of our employees, including our NEOs (except Messrs. Gifford and Garnick), received Funding Payments with respect to pre-2005 vested benefits that were made either to individual trusts established by the employee or directly to the employees themselves.

●	From 2005 through 2007, accruals under the BEP Pension ceased for a number of employees, including our NEOs (except Messrs. Gifford and Garnick), and these employees received annual Target Payments that were calculated to approximate (after paying taxes on the payments) the after-tax value of the additional benefits they would have earned had they remained covered by the BEP Pension. Accruals under the BEP Pension commenced again effective January 1, 2008.

54     ALTRIA GROUP, INC. – Proxy Statement

EXECUTIVE COMPENSATION

Non-Qualified Deferred Compensation

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year (1) ($)	Aggregate Earnings in Last Fiscal Year (2) ($)	Aggregate Withdrawals / Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End (3) ($)
Martin J. Barrington	Benefit Equalization Plan	–	120,000	37,871	–	1,556,989
William F. Gifford, Jr.	Benefit Equalization Plan	–	39,617	4,330	–	204,136
Howard A. Willard III	Benefit Equalization Plan	–	59,833	18,365	–	737,943
Craig A. Johnson	Benefit Equalization Plan	–	65,950	37,194	–	1,501,071
Murray R. Garnick	Benefit Equalization Plan	–	79,857	13,878	–	645,823
Denise F. Keane	Benefit Equalization Plan	–	34,623	16,824	–	1,398,469
____________________
(1)

The amounts in this column reflect contributions to the non-qualified BEP for deferred profit-sharing purposes earned in 2017, which were credited to the participant’s account as of the last business day of February 2018 and are included in the “Allocation to Defined Contribution Plans” column of the All Other Compensation table on page 49.

(2)

The values in this column consist of amounts credited as earnings for 2017 on BEP account balances. These amounts do not constitute above-market earnings and are not included in amounts reported in the Summary Compensation Table.

(3)

The aggregate balances shown include allocations reported in the Summary Compensation Table for previous years for Mr. Barrington, $818,982; for Mr. Gifford, $78,017; for Mr. Willard, $295,186; for Mr. Johnson, $540,801; and for Ms. Keane, $625,846. Allocations were also made for years when these individuals were not NEOs. As a result of payments made to trusts established for our NEOs (except for Messrs. Gifford and Garnick), as described in the “Defined Contribution Plans” section below, our liabilities are less than the amounts shown in the table. Amounts credited for 2005 through 2007 under the BEP (including earnings adjustments on such amounts through December 31, 2007) are not reflected in the aggregate balances, because the BEP formula takes into account Target Payments previously made and reported. See the discussion below for further information concerning the 2008 supplemental retirement plan changes.

ALTRIA GROUP, INC. – Proxy Statement     55

EXECUTIVE COMPENSATION

Defined Contribution Plans

Our NEOs participate in the Deferred Profit-Sharing Plan for Salaried Employees (“DPS Plan”), which is a broad-based tax-qualified defined contribution plan, and the deferred profit-sharing portion of the BEP (“BEP DPS”), which is an unfunded, non-qualified supplemental plan.

DPS Plan

The majority of our salaried employees are eligible for the DPS Plan. Under the DPS Plan, we make a contribution (the “Altria Contribution”) on behalf of each eligible participant for each year. Participants may also defer up to 35% of their eligible compensation on a pre-tax or after-tax basis into the DPS Plan, subject to DPS Plan and tax-qualification limits. For 2017, we determined our contribution using a formula based on Altria’s annual growth in adjusted diluted EPS, but capped at 12% of each eligible DPS Plan participant’s eligible compensation. The formula resulted in an Altria Contribution for each eligible participant for 2017 equal to 10% of eligible compensation. Salaried employees who are eligible for an Altria Contribution but who are not eligible for ongoing accruals in the Retirement Plan, including Mr. Garnick, are generally entitled to a supplemental Altria Contribution of 5% and matching contributions up to 3% on employee contributions. For 2017, Mr. Garnick was our only NEO who was eligible for the supplemental Altria Contribution and matching contributions. For purposes of the DPS Plan, eligible compensation for our NEOs is the amount reported as salary in the Summary Compensation Table. Participants may receive the balance in their account under the DPS Plan upon termination of employment in a lump sum, as a deferred lump sum payment or in installments over a period of years not to exceed their life expectancy.

BEP DPS

The BEP DPS provides benefits that cannot be provided under the DPS Plan because of one or more statutory limits. For example, the tax laws limit the amount of compensation that can be taken into account under the DPS Plan for any year and impose other limits on the amounts that can be allocated to individuals’ accounts. A salaried participant whose salary exceeds the compensation limit or was otherwise affected by a tax law limit is entitled to an amount generally equal to the additional benefit the participant would have received under the DPS Plan but for the application of the tax law limits. Accordingly, bookkeeping accounts reflecting this additional amount have been maintained under the BEP DPS for our NEOs and other affected participants. A further notional allocation is made annually to reflect the amount credited to the participant’s account under the BEP DPS assuming the account was invested in the Interest Income Fund maintained under the DPS Plan. The Interest Income Fund is invested in a variety of high-quality fixed-income instruments with strong credit ratings and, for 2017, produced earnings at a rate of 2.24%. BEP DPS allocations relating to periods after 2004 are paid in a lump sum following separation from service. Distribution of a pre-2005 account is subject to the BEP DPS terms applicable on December 31, 2004.

As with the BEP Pension benefit, between 1996 and 2007, our NEOs (except Messrs. Gifford and Garnick) and certain other executive officers received payments that were made directly to them or to individual trusts and that offset the pre-2005 BEP DPS allocations. When BEP (Pension and DPS) accruals ceased for 2005 through 2007, our NEOs (except Messrs. Gifford and Garnick) and certain other officers received Target Payments for 2005 through 2007 in lieu of BEP DPS allocations. The reinstated BEP that was effective January 1, 2008 also included reinstatement of the BEP DPS. As is noted above, the amounts payable by Altria under the BEP DPS are determined taking into account Target Payments made to executives before 2008 in order to prevent duplicative benefit payments.

Payments upon Change in Control or Termination of Employment

We do not have individual employment, severance or change in control agreements with any of our NEOs. The following arrangements apply in the event of a change in control or certain terminations of employment.

Payments upon Change in Control

The 2015 PIP applies to all equity awards granted in 2016 and later, the 2017 Annual Incentive Award plan and the 2017 – 2019 LTIP. It covers all participants in these programs, including our NEOs. Upon a change in control of Altria, payment of awards will not be triggered unless the successor entity either (i) fails to assume or replace outstanding awards or (ii) assumes or replaces outstanding awards, but the participant’s employment is terminated by the successor entity for any reason other than “cause” or by the participant with “good reason” within a specified time period.

56     ALTRIA GROUP, INC. – Proxy Statement

EXECUTIVE COMPENSATION

If the payment of awards is triggered, it would have the following consequences:

●	the restrictions on outstanding RSUs, PSUs or restricted stock would lapse;
●	any stock options and stock appreciation rights would become fully vested and exercisable;
●	awards of the types described in the above two bullets would be cashed out at the change in control price, unless the Compensation Committee determines to treat the awards in a different manner as permitted by the 2015 PIP;

●	fully earned but unpaid incentive awards would become payable; and
●	annual and long-term incentive awards for performance cycles not yet completed as of the change in control date would become payable, but only on a prorated basis (the number of full or partial months divided by the total number of months in the performance cycle) applied as follows:

●	annual incentive awards at the greater of the target award amount or the average of the participant’s actual last three years’ awards; and
●	long-term incentive cash awards at target.

Equity awards that were made in 2015 and remain unvested are governed by the 2010 PIP. Under the terms of that plan, upon a change in control of Altria the restrictions on outstanding RSUs would lapse, and the RSUs would be cashed out at the change in control price, unless the Compensation Committee determines to treat the awards in a different manner, such as the acquiring company’s assumption or substitution of the awards.

For these purposes, for both the 2010 and 2015 PIP, a change in control occurs: (a) upon an acquisition of 20% or more of either our outstanding common stock or the voting power of our outstanding voting securities by an individual or entity, excluding certain acquisitions involving us or our affiliates or where our beneficial owners continue to meet certain ownership thresholds, coupled with the election to our Board of at least one individual determined in good faith by a majority of the then-serving members of our Board to be a representative or associate of such individual or entity; (b) when members of our Board, or members thereafter nominated or elected by such members, cease to constitute a majority of our Board; (c) upon certain reorganizations, mergers, share exchanges and consolidations involving us; or (d) upon our liquidation or dissolution, or sale of substantially all of our assets, with limited exceptions.

The amounts that would have become payable to our NEOs on a change in control of Altria, as of December 31, 2017, were as follows:

Change in Control Only (Successor Assumes/Replaces Awards and No Termination of Employment)

Name	Unvested Restricted Stock Units (1) ($)	Unvested Performance Stock Units ($)	Completed 2017 Annual Incentive Cycle ($)	2017 – 2019 LTIP Cycle ($)	Total ($)
Martin J. Barrington	7,330,237	–	–	–	7,330,237
William F. Gifford, Jr.	3,469,098	–	–	–	3,469,098
Howard A. Willard III	4,123,928	–	–	–	4,123,928
Craig A. Johnson	1,597,656	–	–	–	1,597,656
Murray R. Garnick	2,815,696	–	–	–	2,815,696
____________________
(1)

Assumes a change in control price of $71.41, the closing price of Altria common stock on December 29, 2017 and payment at target for PSUs. The 2016 and 2017 equity awards were granted under the 2015 PIP and the 2015 equity awards were granted under the 2010 PIP.

ALTRIA GROUP, INC. – Proxy Statement     57

EXECUTIVE COMPENSATION

Change in Control and Either (1) Successor Fails to Assume/Replace Awards or
(2) Qualifying Termination of Employment

Name	Unvested Restricted Stock Units (1) ($)	Unvested Performance Stock Units (1) ($)	Completed 2017 Annual Incentive Cycle (2) ($)	2017 – 2019 LTIP Cycle (3) ($)	Total ($)
Martin J. Barrington	19,110,887	2,637,743	3,450,000	3,700,000	28,898,630
William F. Gifford, Jr.	6,881,711	913,048	809,333	938,000	9,542,092
Howard A. Willard III	7,536,541	913,048	1,136,000	1,223,600	10,809,189
Craig A. Johnson	4,083,081	679,609	1,093,000	1,307,600	7,163,290
Murray R. Garnick	4,953,355	502,227	852,567	981,151	7,289,300
____________________
(1)

Assumes a change in control price of $71.41, the closing price of Altria common stock on December 29, 2017 and payment at target for PSUs. The 2016 and 2017 equity awards were granted under the 2015 PIP and the 2015 equity awards were granted under the 2010 PIP.

(2)

Based on the executive having worked the entire performance period and the greater of the target award payable under the 2017 Annual Incentive Award plan or the average of the executive’s actual last three years’ awards. The 2017 Annual Incentive Award plan is subject to the terms of the 2015 PIP.

(3)

Based on the prorated target award payable under the 2017 – 2019 LTIP and the executive having worked 12 of the 36 month performance period. The 2017 – 2019 LTIP is subject to the terms of the 2015 PIP.

Upon a change in control, the retirement benefits under the BEP described above in “Pension Benefits” and “Non-Qualified Deferred Compensation” become payable, without any additional benefits or enhancements as a result of the change in control.

We maintain a non-qualified grantor trust (the “Trust”), commonly known as a “rabbi trust,” to provide a limited amount of financial security for the participants’ unfunded benefits under the BEP in the event of a change in control of Altria. The Trust is unfunded until funding is triggered by a change in control. In such an event, Trust assets would still be subject to the claims of our general creditors in cases of insolvency and bankruptcy. The Trust does not provide additional benefits or enhancements to the participants in the BEP.

Other than the BEP payments and Trust funding, none of our retirement plans or any other related agreements provide our NEOs with an additional enhancement, early vesting or other benefit in the event of a change in control or termination of employment, except for certain plan provisions applicable to all plan participants that, in the event of a change in control, ensure vesting and continuation of profit-sharing contributions for the year in which a change in control occurs and the following two years. All of our NEOs are fully vested in the retirement plans for which they are eligible and other related agreements. Similarly, no special provisions apply to any of our NEOs with respect to continued medical, life insurance or other insurance coverage following termination of employment whether or not in connection with a change in control.

Termination Payments

In the event of certain involuntary terminations of employment, a majority of our salaried employees, including all of our NEOs, are eligible for severance benefits under the Severance Pay Plan for Salaried Employees (“Severance Plan”). The Severance Plan provides for severance pay (based on salary) and continuation of certain benefits for up to 12 months depending on years of service. In order to receive any of these benefits, eligible employees must execute a general release of claims. Periods for which employees are entitled to severance payments may be counted toward vesting and eligibility for purposes of the Retirement Plan as well as post-retirement medical coverage.

58     ALTRIA GROUP, INC. – Proxy Statement

EXECUTIVE COMPENSATION

The following table shows the amount of severance that would be paid under the Severance Plan to each NEO had he been involuntarily separated on December 31, 2017 and eligible for these payments:

Name	Severance Payments ($)
Martin J. Barrington	1,480,000
William F. Gifford, Jr.	670,000
Howard A. Willard III	874,000
Craig A. Johnson	934,000
Murray R. Garnick	415,385

In the event of death or long-term disability, all salaried employees with awards of unvested RSUs, PSUs or restricted stock, including our NEOs, become fully vested in those awards. In addition, our NEOs, like other salaried employees, may become entitled to prorated awards under the Annual Incentive Award plan and LTIP based on the target payment amount, subject to the discretion of Altria and the Compensation Committee. Our NEOs would also become entitled to the same life insurance and long-term disability plan benefits as other salaried employees upon a death or disability.

The following table shows the amounts that would be paid if our NEOs had died or become disabled as of December 31, 2017:

Name	Unvested Restricted Stock Units (1) ($)	Unvested Performance Stock Units (1) ($)	2017 Annual Incentive Cycle (2) ($)	2017 – 2019 LTIP Cycle (3) ($)	Total ($)
Martin J. Barrington	19,110,887	2,637,743	2,220,000	3,700,000	27,668,630
William F. Gifford, Jr.	6,881,711	913,048	636,500	938,000	9,369,259
Howard A. Willard III	7,536,541	913,048	830,300	1,223,600	10,503,489
Craig A. Johnson	4,083,081	679,609	887,300	1,307,600	6,957,590
Murray R. Garnick	4,953,355	502,227	700,493	981,151	7,137,226
____________________
(1)

Based on the closing price of Altria common stock of $71.41 on December 29, 2017. The 2016 and 2017 equity awards were granted under the 2015 PIP and the 2015 equity awards were granted under the 2010 PIP.

(2)

Based on the executive having worked the entire performance period and the target award payable under the 2017 Annual Incentive Award plan. Payment is subject to the discretion of Altria and the Compensation Committee. The 2017 Annual Incentive Award plan is subject to the terms of the 2015 PIP.

(3)

Based on the target award payable under the 2017 – 2019 LTIP and the executive having worked 12 of the 36 month performance period. Payment is subject to the discretion of Altria and the Compensation Committee. The 2017 – 2019 LTIP is subject to the terms of the 2015 PIP.

Upon retiring at the normal retirement age of 65 and the completion of five years of service, all salaried employees, including our NEOs, with unvested RSUs or PSUs become vested in the awards. Our NEOs have not reached normal retirement age as of December 31, 2017, other than Ms. Keane, who retired on July 1, 2017, and Mr. Johnson.

In the event of a voluntary termination of employment or an involuntary termination of employment for cause, our NEOs are not eligible to receive severance, equity vesting or other amounts or benefits other than those provided to other salaried employees. The Compensation Committee has the discretion, however, to fully or partially vest any employee holding a RSU or PSU upon early retirement or upon other terminations of employment, as well as to provide for prorated payments of awards under the Annual Incentive Award plan and LTIP in similar situations, and has exercised this discretion from time to time in appropriate circumstances.

Following any termination of employment, the NEOs, like other salaried employees, are entitled to the retirement plan benefits described under “Pension Benefits” and “Non-Qualified Deferred Compensation” above.

ALTRIA GROUP, INC. – Proxy Statement     59

EXECUTIVE COMPENSATION

In addition, following any termination of employment, each of our NEOs is subject to a confidentiality and non-competition agreement.

As noted earlier, Ms. Keane retired on July 1, 2017. The compensation and benefits she received in connection with her retirement are described under “Retirement of Executive Vice President and General Counsel” on page 45.

CEO Pay Ratio

Beginning in 2018, the Dodd-Frank Act and related regulations require that we disclose annually a comparison of the annual total compensation of our CEO to that of our median employee. For 2017, our last completed fiscal year:

●	the annual total compensation including non-cash benefits of our CEO was $15,719,769;
●	the annual total compensation including non-cash benefits of the median Altria employee (excluding our CEO) was $137,763; and
●	the ratio of our CEO’s annual total compensation to that of the median Altria employee was 114 to 1.

To identify the median employee, we used the following methodology:

●	We compiled a list of all employees as of December 31, 2017, which showed 8,335 total employees.
●

As permitted by the de minimis exemption under applicable SEC rules, we then excluded all non-U.S. employees (233) located in Canada (50), China (20) and Israel (163), as they represented less than 5% of our total workforce.

●	We also excluded employees of Nat Sherman (122) as we acquired Nat Sherman during 2017.
●	We calculated the annual total compensation of each employee using a consistently-applied compensation measure (“CACM”) defined as the sum of:
●	IRS Form W-2 Box 1 wages plus pre-tax benefit contributions;
●	an estimate of the annual change in pension value (if eligible for our defined benefit pension plan);
●	Altria’s 2017 contribution to each employee’s defined contribution plan account; and
●

Altria-provided non-cash benefits for non-discriminatory benefit plans, including medical, dental, vision, life insurance, accidental death and dismemberment, short-term disability and long-term disability.

●

We annualized the 2017 compensation of all full- and part-time employees hired after January 1, 2017 who were not temporary or seasonal. We did not make a full-time equivalent adjustment for any employee.

●

Most of our employees participate in our defined benefit pension plan and receive company contributions to their defined contribution plan accounts. We believe that adding these components to the CACM not only results in a reasonable approximation of their annual total compensation, but also mitigates large fluctuations in the median employee total compensation from one year to the next.

For purposes of the ratio described above, we determined the median employee’s total compensation for 2017 in the same manner used to determine our CEO’s total compensation for 2017 as reported in the “Total” column in the Summary Compensation Table, except that, in each case, non-cash benefits were added.

60     ALTRIA GROUP, INC. – Proxy Statement

PROPOSALS REQUIRING YOUR VOTE

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 1 – ELECTION OF DIRECTORS

It is proposed that the 11 individuals named below, 10 of whom are independent directors, be elected as directors to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified, subject to their earlier death, resignation or removal. The Nominating, Corporate Governance and Social Responsibility Committee has recommended to our Board, and our Board has approved, the individuals named below.

We list in the biographies below the particular experiences, qualifications, attributes and skills of each nominee that the Nominating, Corporate Governance and Social Responsibility Committee believes will advance our Mission and one or more Mission goals. The Committee and our Board believe that each of the nominees for election at the 2018 Annual Meeting possesses strong and unique characteristics. The Committee and our Board believe that, as a group, these nominees provide our Board with an optimal balance of experience, leadership, competencies, qualifications and skills.

Although it is not anticipated that any of the individuals named below will be unable or unwilling to stand for election, in the event of such an occurrence, a proxy may be voted for a substitute designated by our Board. However, in lieu of designating a substitute, our Board may reduce the number of directors.

In connection with his retirement as Chairman, CEO and President effective upon the conclusion of the 2018 Annual Meeting, Mr. Barrington will not stand for re-election to our Board at the 2018 Annual Meeting. In addition, Governor Baliles will retire from our Board following completion of his current term. Consequently, our Board will be reduced to 11 members on the date of the 2018 Annual Meeting.

Director Nominee Biographies and Qualifications

JOHN T. CASTEEN III, 74

Position, Principal Occupation and Professional Experience:
President Emeritus, University of Virginia (Charlottesville, VA). Mr. Casteen became President Emeritus of the University of Virginia in August 2010 after having served as President of the University since 1990. He is both University Professor and Professor of English. Previously, Mr. Casteen served as President of the University of Connecticut from 1985 to 1990 and as Secretary of Education for the Commonwealth of Virginia from 1982 to 1985.

Other Current Public Directorships: Strayer Education, Inc.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships and Memberships: Chesapeake Bay Foundation; Jamestown-Yorktown Foundation; Virginia Foundation for Community College Education; Woodrow Wilson International Center for Scholars; Leifur Eiríksson Foundation; several privately-held companies.

Director Qualifications:
The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Casteen’s extensive professional, business, administrative and leadership experiences, particularly his role as a former chief executive of a university system with top-ranking academic and medical divisions, provide clear support for his nomination for election to our Board.

Director Since: 2010 Board Committees: ●Audit ●Compensation ●Innovation

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PROPOSALS REQUIRING YOUR VOTE

Director Since: 2008 Board Committees: ●Executive ●Finance (Chair) ●Innovation ●Nominating, Corporate Governance and Social Responsibility
DINYAR S. DEVITRE, 70

Position, Principal Occupation and Professional Experience:
Former Chief Financial Officer, Altria Group, Inc. (New York, NY). Mr. Devitre served as Special Advisor to General Atlantic LLC, a private equity firm, from June 2008 to January 2017. In March 2008, Mr. Devitre retired from his position as Senior Vice President and Chief Financial Officer of Altria Group, Inc. Prior to Mr. Devitre’s appointment to this position in April 2002, he held a number of senior management positions with Altria.

Other Current Public Directorships: IHS Markit Ltd.

Prior Public Company Directorships (within the last five years): SABMiller plc (2007 to October 2016); Western Union Company (2006 to May 2015).

Other Directorships, Trusteeships and Memberships: Pratham USA; Brooklyn Academy of Music. Previously served on the boards of The Lincoln Center for the Performing Arts, Inc., The Asia Society and Kraft Foods Inc. (now known as Mondelēz International, Inc.).

Director Qualifications:
The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Devitre’s significant knowledge and understanding of Altria and our businesses, together with his public company board service, his financial acumen, his public company chief financial officer experience and his general business (including international business) knowledge, provide clear support for his nomination for election to our Board.

Director Since: 2008 Presiding Director Board Committees: ●Compensation ●Executive ●Nominating, Corporate Governance and Social Responsibility
THOMAS F. FARRELL II, 63

Position, Principal Occupation and Professional Experience:
Chairman, President and Chief Executive Officer, Dominion Energy, Inc. (Richmond, VA). Mr. Farrell is the Chairman, President and Chief Executive Officer of Dominion Energy, Inc., one of the nation’s largest producers of energy. He became President and Chief Executive Officer of Dominion effective January 2006 and was elected Chairman in April 2007. From January 2004 through December 2005, he served as President and Chief Operating Officer of Dominion and prior to that as Executive Vice President.

Other Current Public Directorships: Dominion; Dominion Energy Midstream GP, LLC. Mr. Farrell also serves as a director of Dominion Energy Gas Holdings, LLC and Virginia Electric and Power Company, which are wholly-owned subsidiaries of Dominion that only issue registered debt.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships and Memberships: Associated Electric & Gas Insurance Services Limited; Edison Electric Institute; Richmond Performing Arts Center L.L.L.P.; Virginia Foundation for Independent Colleges; Virginia Museum of Fine Arts. Previously served on the board of the Institute of Nuclear Power Operations.

Director Qualifications:
The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Farrell’s extensive business, administrative and leadership experiences, particularly his role as chief executive of a large public company in a regulated industry, provide clear support for his nomination for election to our Board.

62     ALTRIA GROUP, INC. – Proxy Statement

PROPOSALS REQUIRING YOUR VOTE

DEBRA J. KELLY-ENNIS, 61

Position, Principal Occupation and Professional Experience:
Retired President and Chief Executive Officer, Diageo Canada, Inc. (Etobicoke, Ontario, Canada). Ms. Kelly-Ennis was President and Chief Executive Officer of Diageo Canada, Inc., a subsidiary of Diageo plc, a global spirits, wine and beer company, from 2008 to June 2012. From 2005 to 2008, she was Chief Marketing Officer for Diageo North America, Inc., another subsidiary of Diageo plc. Ms. Kelly-Ennis has also held marketing, sales and general management positions with RJR/Nabisco, Inc., The Coca-Cola Company, General Motors Corporation and Grand Metropolitan PLC.

Other Current Public Directorships: Carnival Corporation & plc; TFI International.

Prior Public Company Directorships (within the last five years): Hertz Global Holdings, Inc. (2013 to October 2015); PulteGroup, Inc. (1995 to September 2016).

Other Directorships, Trusteeships and Memberships: Dress for Success Worldwide (Director Emeritus); a privately-held company.

Director Qualifications:
The Nominating, Corporate Governance and Social Responsibility Committee believes that Ms. Kelly-Ennis’s leadership experiences, particularly her positions as an executive with several large, consumer-focused companies in multiple industries, and her significant marketing, innovation, sales and distribution experience at large publicly-held companies, including companies in the consumer packaged goods industry, provide clear support for her nomination for election to our Board.

Director Since: 2013 Board Committees: ●Audit ●Innovation ●Nominating, Corporate Governance and Social Responsibility

W. LEO KIELY III, 71

Position, Principal Occupation and Professional Experience:
Retired Chief Executive Officer, MillerCoors LLC (Golden, CO). Mr. Kiely retired as Chief Executive Officer of MillerCoors LLC, a joint venture combining the U.S. and Puerto Rico operations of SABMiller plc and Molson Coors Brewing Company, in July 2011, a position he had held since July 2009. From February 2005 through July 2009, Mr. Kiely served as President and Chief Executive Officer of Molson Coors Brewing Company. From March 1993 to March 2005, he held a variety of executive positions at Coors Brewing Company, including Chief Executive Officer. Before joining Coors Brewing Company, he held executive positions with Frito-Lay, Inc., a subsidiary of PepsiCo, Inc., and Ventura Coastal Corporation, a division of Seven Up Inc.

Other Current Public Directorships: HC Government Realty Trust, Inc.

Prior Public Company Directorships (within the last five years): Medpro Safety Products, Inc. (2009 to March 2014).

Other Directorships, Trusteeships and Memberships: Previously served on the boards of The Denver Center for the Performing Arts and Helen G. Bonfils Foundation.

Director Qualifications:
The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Kiely’s extensive business, administrative and leadership experiences, particularly his various executive positions, including the role of chief executive, in the consumer packaged goods industry, provide clear support for his nomination for election to our Board.

Director Since: 2011 Board Committees: ●Compensation (Chair) ●Executive ●Finance ●Innovation

ALTRIA GROUP, INC. – Proxy Statement     63

PROPOSALS REQUIRING YOUR VOTE

Director Since: 2012 Board Committees: ●Audit ●Compensation ●Finance
KATHRYN B. McQUADE, 61

Position, Principal Occupation and Professional Experience:
Retired Executive Vice President and Chief Financial Officer, Canadian Pacific Railway Limited (Calgary, Alberta, Canada). Ms. McQuade served as Senior Advisor of Canadian Pacific Railway Limited (“Canadian Pacific”), a transcontinental railway in Canada and the United States, from November 2012 to May 2013, after previously serving as Executive Vice President and Chief Financial Officer of Canadian Pacific from September 2008 to her retirement in November 2012. Ms. McQuade joined Canadian Pacific in June 2007 as Executive Vice President and Chief Operating Officer. Prior to joining Canadian Pacific, Ms. McQuade served as Executive Vice President – Planning and Chief Information Officer at Norfolk Southern Corporation where she spent 27 years in key information technology, strategic planning and finance leadership positions.

Other Current Public Directorships: TransAlta Renewables Inc.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships and Memberships: Several privately-held companies. Previously served on the boards of The College of William & Mary Foundation and Shenandoah Life Insurance Company.

Director Qualifications:
The Nominating, Corporate Governance and Social Responsibility Committee believes that Ms. McQuade’s significant financial and accounting expertise, particularly her experience as a public company chief financial officer, her information technology expertise, her general business knowledge and her management experience in a regulated industry, provide clear support for her nomination for election to our Board.

Director Since: 2004 Board Committees: ●Audit (Chair) ●Executive ●Finance ●Nominating, Corporate Governance and Social Responsibility
GEORGE MUÑOZ, 66

Position, Principal Occupation and Professional Experience:
Principal, Muñoz Investment Banking Group, LLC (Washington, D.C.) and Partner, Tobin & Muñoz (Chicago, IL). Mr. Muñoz is a principal of the Washington, D.C.-based firm of Muñoz Investment Banking Group, LLC. He is also a partner in the Chicago-based law firm of Tobin & Muñoz. He served as President and Chief Executive Officer of the Overseas Private Investment Corporation from 1997 to January 2001. From 1993 to 1997, Mr. Muñoz was Chief Financial Officer and Assistant Secretary of the United States Treasury Department.

Other Current Public Directorships: Marriott International, Inc.; Anixter International, Inc.; Laureate Education, Inc.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships and Memberships: National Geographic Society; Direct Edge, Inc. Previously served on the boards of Esmark Incorporated and Archipelago Holdings, Inc.

Director Qualifications:
The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Muñoz’s accounting, financial, legal and public policy expertise, along with his background in international business and his significant professional, administrative and leadership experiences in both the private and public sectors, provide clear support for his nomination for election to our Board.

64     ALTRIA GROUP, INC. – Proxy Statement

PROPOSALS REQUIRING YOUR VOTE

MARK E. NEWMAN, 54

Position, Principal Occupation and Professional Experience:
Senior Vice President and Chief Financial Officer, The Chemours Company (Wilmington, DE).
Mr. Newman is Senior Vice President and Chief Financial Officer of The Chemours Company (“Chemours”), a global chemical company. He is also the executive sponsor of the Chemours Black Employee Network. Mr. Newman joined Chemours, then a subsidiary of E. I. du Pont de Nemours and Company, in 2014. From 2011 to 2014, he was Senior Vice President and Chief Financial Officer for SunCoke Energy Inc., a supplier of high-quality coke used in the blast furnace production of steel. Prior to 2011, Mr. Newman held financial and operational leadership positions at General Motors Corporation, GMAC Financial Services, LLC and Ally Financial Inc.

Other Current Public Directorships: None.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships and Memberships: None.

Director Qualifications:
The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Newman’s significant financial and accounting expertise, particularly his role as a chief financial officer of a large public company in a regulated industry, along with his international business, transactional and operational experience, including at consumer-focused companies, provide clear support for his nomination for election to our Board.

Director Since: 2018

NABIL Y. SAKKAB, 70

Position, Principal Occupation and Professional Experience:
Retired Senior Vice President, Corporate Research and Development, The Procter & Gamble Company (Cincinnati, OH). Dr. Sakkab held a variety of positions at The Procter & Gamble Company beginning in 1974. He retired in November 2007 as Senior Vice President, Corporate Research and Development.

Other Current Public Directorships: Pharnext.

Prior Public Company Directorships (within the last five years): Deinove (2010 to April 2016); Givaudan SA (2008 to March 2015).

Other Directorships, Trusteeships and Memberships: Several privately-held companies.

Director Qualifications:
The Nominating, Corporate Governance and Social Responsibility Committee believes that Dr. Sakkab’s innovation expertise in the consumer packaged goods industry and his extensive overall business knowledge, including knowledge of regulated products, and experiences on boards of directors provide clear support for his nomination for election to our Board.

Director Since: 2008 Board Committees: ●Executive ●Finance ●Innovation (Chair) ●Nominating, Corporate Governance and Social Responsibility

ALTRIA GROUP, INC. – Proxy Statement     65

PROPOSALS REQUIRING YOUR VOTE

Director Since: 2017 Board Committees: ●Audit ●Innovation
VIRGINIA E. SHANKS, 57

Position, Principal Occupation and Professional Experience:
Executive Vice President and Chief Administrative Officer, Pinnacle Entertainment, Inc. (Las Vegas, NV). Ms. Shanks has served as Executive Vice President and Chief Administrative Officer of Pinnacle Entertainment, Inc., a casino entertainment company, since July 2013. From October 2010 to June 2013, Ms. Shanks served as Executive Vice President and Chief Marketing Officer. Prior to joining Pinnacle Entertainment, Inc., she was Chief Marketing Officer for Multimedia Games Inc. from 2008 to 2010. Prior to 2008, Ms. Shanks held senior executive positions for more than 25 years at the property, division and corporate levels of Caesars Entertainment Corp., including Senior Vice President of Brand Management.

Other Current Public Directorships: None.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships and Memberships: Global Gaming Women.

Director Qualifications:
The Nominating, Corporate Governance and Social Responsibility Committee believes that Ms. Shanks’s significant regulated industry and consumer-oriented marketing expertise, particularly her extensive background in brand positioning and digital and database marketing, as well as her experience in information technology and cybersecurity, provide clear support for her nomination for election to our Board.

Director Since: 2018
HOWARD A. WILLARD III, 54

Position, Principal Occupation and Professional Experience:
Executive Vice President and Chief Operating Officer, Altria Group, Inc. (Richmond, VA).
Mr. Willard has served as Executive Vice President and Chief Operating Officer of Altria Group, Inc. since March 2015 and oversees Altria’s tobacco, sales and wine subsidiaries. He previously served as Executive Vice President and Chief Financial Officer from January 2011 to February 2015. Since joining the Altria family of companies in 1992, Mr. Willard has held numerous other senior leadership roles.

Other Current Public Directorships: None.

Prior Public Company Directorships (within the last five years): SABMiller plc.

Other Directorships, Trusteeships and Memberships: Virginia Business Council.

Director Qualifications:
The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Willard’s significant knowledge and understanding of Altria, its industries, its businesses and the external environment in which Altria’s businesses operate, together with his significant financial expertise and leadership experiences, provide clear support for his nomination for election to our Board.

Our Board recommends a vote “FOR” each of the nominees for election as directors.

66     ALTRIA GROUP, INC. – Proxy Statement

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 2 –	RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As reflected in the Audit Committee Charter, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our financial statements. The Audit Committee has selected PricewaterhouseCoopers as our independent registered public accounting firm for the fiscal year ending December 31, 2018 and has directed that management submit such selection to shareholders for ratification at the 2018 Annual Meeting.

Shareholder ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm is not required by our By-Laws or otherwise. However, we are submitting the selection of PricewaterhouseCoopers to the shareholders for ratification as a matter of good corporate governance. If our shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of Altria and our shareholders.

Representatives of PricewaterhouseCoopers are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Our Board recommends a vote “FOR” ratification of the selection of PricewaterhouseCoopers.

ALTRIA GROUP, INC. – Proxy Statement     67

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 3 –	NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF ALTRIA’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act and related regulations require that we provide shareholders with a non-binding advisory vote to approve the compensation of our named executive officers, as such compensation is disclosed in this Proxy Statement. In response to the preference expressed by our shareholders at our 2017 Annual Meeting, our Board adopted a policy of holding this non-binding advisory vote annually.

At our 2017 Annual Meeting, nearly 93% of the shares voted were cast in support of the compensation of our named executive officers. We recommend that shareholders again approve and support the decisions pertaining to the compensation of our named executive officers and our executive compensation program. We believe that our executive compensation program successfully aligns the interests of our named executive officers with the interests of our shareholders by promoting our Mission and business strategies, rewarding the successful execution of those strategies in a fair and financially disciplined manner and supporting the ability to attract, develop and retain world-class leaders.

This alignment of interests was demonstrated during the 2017 compensation performance period. Under the leadership of our named executive officers, we achieved significant success during the year and our shareholders benefited from that success through strong TSR, solid adjusted diluted EPS growth and increased dividends. These successes are highlighted in the “2017 Business Highlights” section of the Proxy Statement Summary on pages 3 through 5.

We encourage shareholders to review carefully the Compensation Discussion and Analysis and accompanying compensation tables and narrative discussion beginning on page 29 for a more detailed description of our executive compensation program and decisions, including our pay-for-performance philosophy and alignment.

We are asking shareholders to vote on the following non-binding resolution:

“RESOLVED, that shareholders of Altria Group, Inc. approve on an advisory basis the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the compensation tables, related footnotes and narrative discussion of this Proxy Statement.”

Our Board recommends a vote “FOR” this proposal.

This vote is not binding upon Altria, our Board or the Compensation Committee. Nevertheless, the Compensation Committee values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

We currently intend to hold the next non-binding advisory vote to approve the compensation of our named executive officers at our 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”), unless our Board modifies its policy of holding this vote on an annual basis.

68     ALTRIA GROUP, INC. – Proxy Statement

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 4 –	SHAREHOLDER PROPOSAL REGARDING REDUCING AND DISCLOSING NICOTINE LEVELS IN CIGARETTE BRANDS

The Sisters of St. Francis of Philadelphia, 609 South Convent Road, Aston, PA 19014-1207, claiming beneficial ownership of Altria common stock with a market value of at least $2,000, together with four co-proponents, submitted the proposal set forth below. The names, addresses and shareholdings of the co-proponents will be furnished upon request made to our Corporate Secretary. Altria is not responsible for the content of the shareholder proposal, which is printed below exactly as it was submitted.

WHEREAS: According to the U.S. Centers for Disease Control (CDC), in 2015 an estimated 15.1% (36.5 million U.S. adults were current cigarette smokers. Of these 75.7% (27.6 million) smoked every day;

The CDC reports that in 2016, 3.2% of adults are current e-cigarette users and that youth are more likely than adults to use e-cigarettes. In fact, more than 2 million middle and high school students reported using e-cigarettes in the past 30 days;

Both cigarettes and e-cigarettes contain nicotine, a highly addictive drug;

A US government fact sheet on drugabuse.gov states: “The nicotine in any tobacco product readily absorbs into the blood when a person uses it. Upon entering the blood, nicotine immediately stimulates the adrenal glands to release the hormone epinephrine (adrenaline). Epinephrine stimulates the central nervous system and increases blood pressure, breathing, and heart rate. As with drugs such as cocaine and heroin, nicotine increases levels of the chemical messenger dopamine, which affects parts of the brain that control reward and pleasure. Studies suggest that other chemicals in tobacco smoke, such as acetaldehyde, may enhance nicotine’s effects on the brain… Although nicotine is addictive, most of the severe health effects of tobacco use come from other chemicals.”

Early evidence suggests that e-cigarette use may serve as a gateway product for preteens and teens who subsequently use other tobacco products, including cigarettes, which are known to cause disease and premature death. Under Food and Drug Administration (FDA) regulations designed to protect the health of young Americans, minors can no longer buy e-cigarettes in stores or online;

To date, the results are mixed in the few studies looking at whether e-cigarettes help non-pregnant adult smokers if used as a complete substitute for all cigarettes, according to the CDC;

In July 2017, FDA Commissioner Scott Gottlieb announced a proposal to cut the level of nicotine in cigarettes to non-addictive levels – what Bloomberg Business Week called “the most sweeping effort to reduce smoking in the US since 1965.” The FDA will be seeking public input on how best to achieve this goal;

RESOLVED: Shareholders request the Board take steps to preserve the health of its tobacco-using customers by making available to them information on the nicotine levels for each of our cigarette brands and begin reducing nicotine levels in our brands to a less addictive level.

SUPPORTING STATEMENT: Commissioner Gottlieb stated: “Unless we change course, 5.6 million children alive today will die prematurely later in life from tobacco use. A renewed focus on nicotine can help us to achieve a world where cigarettes no longer addict future generations of our kids; and where adults who still need or want nicotine can get it from alternative and less harmful sources.”

We expect our company to be involved in the public debate on the FDA’s proposal and urge it to play a positive role in reducing the addictiveness of cigarettes and other combusted tobacco products.

ALTRIA GROUP, INC. – Proxy Statement     69

PROPOSALS REQUIRING YOUR VOTE

Our Board recommends a vote “AGAINST” this shareholder proposal.

Altria believes that this proposal to reduce nicotine levels in our cigarette products to a “less addictive level” and to publicly disclose nicotine levels for each of our cigarette brands presents significant regulatory challenges for our cigarette operating companies because it requests actions for which the FDA has not provided authorization or guidance.

In July 2017, the FDA announced a “Comprehensive Plan for Tobacco and Nicotine Regulation” that recognized and endorsed a continuum of risk for tobacco products; acknowledged that it is not the nicotine, but rather the combustion, that causes the cancer, lung disease and heart disease related to smoking; and identified a number of actions the FDA intends to pursue to advance its Comprehensive Plan. One of the FDA’s actions was to issue an Advance Notice of Proposed Rulemaking (“ANPRM”) to evaluate a potential product standard for reducing nicotine levels in combustible cigarettes to minimally or non-addictive levels, which it issued in March 2018. Issuing the ANPRM on nicotine in combustible cigarettes is the first step in a public process to evaluate the issues, including the potential for any adverse effects from reducing nicotine levels.

Reducing nicotine levels in our cigarettes, as the proposal requests, would involve making changes to our products requiring FDA review and authorization. Authorization by the FDA of lower-nicotine cigarette products seems highly improbable unless or until FDA issues a nicotine product standard. Given that the FDA is at the initial stages of collecting and evaluating information to determine whether a nicotine product standard is appropriate, the proposal to reduce nicotine levels in our cigarettes is premature.

Additionally, the proposal requests that our cigarette operating companies publicly disclose the nicotine levels of our cigarette brands. Congress has charged the FDA with requiring testing and reporting of constituents, including nicotine, and communicating that information in a way that is understandable and not misleading. Although the FDA has taken some initial actions to consider these statutory requirements, it has not established a test method or determined how to disclose nicotine levels in a non-misleading way. Again, the proposal is premature and would require us to undertake costly and burdensome activities without the benefit of regulatory guidance.

For these reasons, Altria believes the issues raised in this proposal will continue to be appropriately addressed within the FDA regulatory framework. Further, the actions requested would impose additional and unnecessary burdens and costs and would not be in the best interests of Altria or our shareholders.

Our Board recommends a vote “AGAINST” this shareholder proposal.

70     ALTRIA GROUP, INC. – Proxy Statement

OWNERSHIP OF EQUITY SECURITIES OF ALTRIA

OWNERSHIP OF EQUITY SECURITIES OF ALTRIA

Directors and Executive Officers

The following table shows the number of shares of Altria common stock beneficially owned as of March 1, 2018, by each director, nominee for director, NEO and our directors and executive officers as a group. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown. The beneficial ownership of each director and executive officer, as well as all directors and executive officers as a group, is less than 1% of the outstanding shares.

Name	Amount and Nature of Beneficial Ownership (1) (2)
Gerald L. Baliles	51,203
Martin J. Barrington	476,215
John T. Casteen III	43,431
Dinyar S. Devitre	121,075
Thomas F. Farrell II	69,174
Murray R. Garnick	13,705
William F. Gifford, Jr.	123,885
Craig A. Johnson	202,091
Denise F. Keane	214,692
Debra J. Kelly-Ennis	19,438
W. Leo Kiely III	22,589
Kathryn B. McQuade	26,722
George Muñoz	63,345
Mark E. Newman	677
Nabil Y. Sakkab	34,111
Virginia E. Shanks	2,550
Howard A. Willard III	208,993
Group (25 persons)	2,042,417
____________________
(1)	Does not include RSUs or PSUs granted to executive officers.
(2)

Includes shares as to which beneficial ownership is disclaimed as follows: Mr. Johnson, 350 (30 shares held by son, 320 shares held by step-daughter); Ms. Keane, 61,600 (shares held in trust); and Mr. Willard, 353 (shares held by spouse). Also includes shares as to which voting and/or investment power is shared with or controlled by another person and as to which beneficial ownership is not disclaimed as follows: Mr. Devitre, 86,979 (shares held in trust); Ms. Keane, 28,600 (shares held by spouse); Dr. Sakkab, 19,722 (shares held in joint tenancy); and group, 161,034. Also includes shares of deferred stock as follows: Governor Baliles, 10,384; Mr. Casteen, 43,431; Mr. Farrell, 66,674; Ms. Kelly-Ennis, 19,438; Ms. McQuade, 23,638; and Mr. Muñoz, 33,116.

ALTRIA GROUP, INC. – Proxy Statement     71

OWNERSHIP OF EQUITY SECURITIES OF ALTRIA

In addition to the shares shown in the table above, as of March 1, 2018, those directors who participate in our director deferred fee program had the following Altria share equivalents allocated to their accounts: Mr. Farrell, 28,771; Ms. Kelly-Ennis, 12,522; Ms. McQuade, 5,715; and Mr. Muñoz, 12,428. See “Board and Governance Matters – Directors – Director Compensation” on page 22 for a description of the deferred fee program for directors.

Certain Other Beneficial Owners

The following table sets forth information regarding persons or groups known to us to be beneficial owners of more than 5% of our outstanding common stock:

Name and Address of Beneficial Owner	Shares Beneficially Owned (#)		Common Stock Ownership as of March 26, 2018 (%)
BlackRock, Inc.	135,404,375	(1)	7.1%
55 East 52nd Street
New York, NY 10055
The Vanguard Group	137,408,529	(2)	7.3%
100 Vanguard Blvd.
Malvern, PA 19355
____________________
(1)	According to the Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 29, 2018, disclosing the number of shares as of December 31, 2017.
(2)	According to the Schedule 13G/A filed with the SEC by The Vanguard Group on February 12, 2018, disclosing the number of shares as of December 31, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

We believe that during 2017 all reports for our directors and executive officers that were required to be filed under Section 16 of the Exchange Act were filed on a timely basis.

72     ALTRIA GROUP, INC. – Proxy Statement

RELATED PERSON TRANSACTIONS AND CODE OF CONDUCT

RELATED PERSON TRANSACTIONS AND CODE OF CONDUCT

Our Board has adopted a written Policy on Related Person Transactions that requires our executive officers, directors and nominees for director to promptly notify our Corporate Secretary in writing of any transaction in which (i) the amount exceeds $120,000, (ii) we are, were or are proposed to be a participant and (iii) such person or such person’s immediate family members (“Related Persons”) has had or may have a direct or indirect material interest (a “Related Person Transaction”). Subject to certain exceptions delineated in the policy, Related Person Transactions must be brought to the attention of the Nominating, Corporate Governance and Social Responsibility Committee or any other committee designated by our Board that is comprised solely of independent directors for an assessment of whether the transaction or proposed transaction should be permitted to proceed. In deciding whether to approve, ratify or disapprove the Related Person Transaction, the Committee is required to consider all relevant facts and circumstances, including the commercial reasonableness of the terms of the transaction, the materiality of the Related Person’s direct or indirect interest in the Related Person Transaction, the materiality of the Related Person Transaction to us, the impact of the Related Person Transaction on the Related Person, the impact of the Related Person Transaction on the Related Person’s independence (as defined in the Corporate Governance Guidelines and the NYSE listing standards) and the actual or apparent conflict of interest of the Related Person participating in the Related Person Transaction. If the designated Committee determines that the Related Person has a direct or indirect material interest in any such transaction, the Committee must review and approve, ratify or disapprove the Related Person Transaction. During 2017, there were no Related Person Transactions.

In addition to the Policy on Related Person Transactions, the Director Code and the Code of Conduct have specific provisions addressing actual and potential conflicts of interest. The Director Code specifies: “Our directors have an obligation to act in the best interest of the Company. All directors should endeavor to avoid situations that present a potential or actual conflict between their interest and the interest of the Company.” The Director Code defines conflict of interest to include any instance in which (i) a person’s private interest interferes in any way, or even appears to interfere, with our interest, including our subsidiaries and affiliates; (ii) a director or a director’s family member takes an action or has an interest that may make it difficult for that director to perform his or her work objectively and effectively; and (iii) a director (or his or her family member) receives improper personal benefits as a result of the director’s position. Similarly, the Code of Conduct requires all our officers and employees to avoid situations where the officer’s or employee’s “personal, financial or other activity or relationship affects our ability to make loyal and objective business decisions on behalf of our companies.” The Code of Conduct lists specific types of transactions that might create an actual or apparent conflict of interest and provides guidance on how each situation must be handled.

All three of the policies discussed above are available on our website at www.altria.com.

ALTRIA GROUP, INC. – Proxy Statement      73

QUESTIONS AND ANSWERS ABOUT COMMUNICATIONS, ALTRIA DOCUMENTS AND SHAREHOLDER PROPOSALS

QUESTIONS AND ANSWERS ABOUT COMMUNICATIONS, ALTRIA DOCUMENTS AND SHAREHOLDER PROPOSALS

1.	HOW DO I COMMUNICATE WITH OUR BOARD OF DIRECTORS?

Shareholders and other interested parties who wish to communicate with our Board may do so by writing to the Presiding Director, Board of Directors of Altria Group, Inc., 6601 West Broad Street, Richmond, Virginia 23230. The non-management directors have established procedures for the handling of communications from shareholders and other interested parties and directed our Corporate Secretary to act as their agent in processing any communications received. Communications that relate to matters that are within the scope of the responsibilities of our Board and its Committees are to be forwarded to the Presiding Director.

Communications that relate to matters that are within the responsibility of one of the Committees are also to be forwarded to the Chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of our Board’s responsibilities, such as customer complaints, are to be sent to the appropriate subsidiary. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management director who wishes to review them.

2.	HOW CAN A SHAREHOLDER NOMINATE A DIRECTOR OR SUBMIT A PROPOSAL FOR NEXT YEAR’S ANNUAL MEETING?

Business Proposals for Inclusion in Next Year’s Proxy Statement (Rule 14a-8): SEC rules permit shareholders to submit proposals for inclusion in our proxy statement if the shareholder and the proposal meet the requirements specified in Rule 14a-8 of the Exchange Act. Proposals submitted in accordance with Rule 14a-8 for inclusion in our proxy statement for the 2019 Annual Meeting (presently anticipated to be held on May 16, 2019) must be received by our Corporate Secretary no later than December 6, 2018.

Director Nominees for Inclusion in Next Year’s Proxy Statement (Proxy Access): Our By-Laws permit a shareholder (or group of shareholders (up to 20)) who has owned a significant amount of Altria common stock (at least 3% of our outstanding shares) for a significant amount of time (at least three years) to submit director nominees (the greater of two or up to 20% of the Board) for inclusion in our proxy statement if the shareholder(s) and the nominee(s) satisfy the requirements specified in our By-Laws.

Director Nominees and Other Business Proposals for Consideration at Next Year’s Annual Meeting: Our By-Laws also set forth the procedures that a shareholder must follow to nominate a candidate for election as a director or to propose other business for consideration at shareholder meetings, in each case, not submitted for inclusion in next year’s proxy statement (either under proxy access or Rule 14a-8), but instead to be presented directly at shareholder meetings. In each case, director nominations or proposals for other business for consideration at the 2019 Annual Meeting submitted under these By-Law provisions must be received by our Corporate Secretary between November 6 and December 6, 2018.

Our Corporate Secretary’s address is: 6601 West Broad Street, Richmond, Virginia 23230. Notice must include the information required by our By-Laws, which are available on our website at www.altria.com or without charge upon written request to our Corporate Secretary.

3.	WHAT IS HOUSEHOLDING?

Under SEC rules, companies and intermediaries such as brokers, banks and other nominees are permitted to satisfy proxy material delivery requirements by delivering one proxy statement and one annual report, or one notice of internet availability for each shareholder account, as applicable, in one envelope to all shareholders residing at the same address who share the same last name (or the company or intermediary reasonably believes are members of the same family). This method of delivery is known as “householding.”

Householding reduces the number of mailings that shareholders receive, saves on printing and postage costs and conserves natural resources. Shareholders who participate in householding continue to receive separate proxy cards, voting instruction forms or notices of internet availability, as applicable, which will allow each individual to vote independently.

Registered Shareholders: If you are a registered shareholder and currently participate in householding and wish to receive a separate copy of this Proxy Statement and the 2017 Annual

74     ALTRIA GROUP, INC. – Proxy Statement

QUESTIONS AND ANSWERS ABOUT COMMUNICATIONS, ALTRIA DOCUMENTS AND SHAREHOLDER PROPOSALS

Report on Form 10-K, or if you would like to opt out of householding for future deliveries of your annual proxy materials, please contact our transfer agent, Computershare Trust Company, N.A., in writing to Computershare, P.O. Box 43078, Providence, Rhode Island 02940-3078, or by calling 1-800-442-0077. If you request a separate copy of this Proxy Statement and the 2017 Annual Report on Form 10-K, they will be mailed within three business days from receipt of your request.

Street Name Shareholders: A street name shareholder who received this Proxy Statement and the 2017 Annual Report on Form 10-K at a shared address may request a separate copy of the Proxy Statement and the 2017 Annual Report on Form 10-K by contacting Broadridge Financial Solutions, Inc. in writing to its Householding Department at 51 Mercedes Way, Edgewood, New York 11717, or by calling 1-866-540-7095.

Street name shareholders sharing an address who received multiple copies of the annual proxy materials and wish to receive a single copy of these materials in the future should contact their broker, bank or other nominee to make this request. If you would like to opt out of householding for future deliveries of your annual proxy materials, please contact your broker, bank or other nominee.

4.	WHERE CAN I FIND ALTRIA’S CORPORATE RESPONSIBILITY PROGRESS REPORT, CODE OF CONDUCT, CORPORATE GOVERNANCE GUIDELINES, COMMITTEE CHARTERS, DIRECTOR CODE OF CONDUCT OR OTHER GOVERNANCE DOCUMENTS?

Altria’s Corporate Responsibility Progress Report is available on our website at www.altria.com/responsibility. The Altria Code of Conduct is available on our website at www.altria.com/codeofconduct. Our Corporate Governance Guidelines, charters of the Committees, the Director Code and our Articles of Incorporation and By-Laws are available on our website at www.altria.com/governance.

Information on, or that can be accessed through, our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

5.	HOW CAN I OBTAIN A COPY OF ALTRIA’S ANNUAL REPORT ON FORM 10-K AND OTHER SEC FILINGS?

Our 2017 Annual Report on Form 10-K was delivered or made available with this Proxy Statement. Additional copies of our 2017 Annual Report on Form 10-K (not including exhibits and documents incorporated by reference) are available in print, free of charge, to shareholders requesting a copy by writing to: Investor Relations, Altria Client Services LLC, 6601 West Broad Street, Richmond, Virginia 23230, or by calling 1-804-484-8222. You may review our filings with the SEC by visiting our website at www.altria.com.

ALTRIA GROUP, INC. – Proxy Statement      75

OTHER BUSINESS

OTHER BUSINESS

Management knows of no other business that will be presented to the meeting for a vote. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

W. Hildebrandt Surgner, Jr. Vice President, Corporate Secretary and Associate General Counsel

April 5, 2018
Richmond, Virginia

76     ALTRIA GROUP, INC. – Proxy Statement

ANNEX A – ALTRIA GROUP, INC. NON-GAAP FINANCIAL MEASURES

ALTRIA GROUP, INC. NON-GAAP FINANCIAL MEASURES

We report our financial results in accordance with GAAP. Our management reviews OCI, which is defined as operating income before general corporate expenses and amortization of intangibles, to evaluate the performance of, and allocate resources to, the segments. Our management also reviews net earnings, diluted EPS and OCI on an adjusted basis, which excludes certain income and expense items that management believes are not part of underlying operations. These items may include, for example, loss on early extinguishment of debt, restructuring charges, the gain on the AB InBev and SABMiller plc (“SABMiller”) business combination, AB InBev/SABMiller special items, certain tax items, charges associated with tobacco and health litigation items, and resolutions of certain non-participating manufacturer (“NPM”) adjustment disputes under the 1998 Master Settlement Agreement (such dispute resolutions are referred to as “NPM Adjustment Items”). Our management does not view any of these special items to be part of our underlying results as they may be highly variable, may be infrequent, are difficult to predict and can distort underlying business trends and results. In addition, our management reviews adjusted discretionary cash flow, which is defined as the change in cash and cash equivalents with certain adjustments as shown in the reconciliation below. Adjusted discretionary cash flow is a measure of our performance and is not a liquidity measure. Our management believes that adjusted financial measures provide useful additional insight into underlying business trends and results and provide a more meaningful comparison of year-over-year results. Our management uses adjusted financial measures for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. Additional uses of these adjusted financial measures by the Compensation Committee are further discussed in the Proxy Statement. These adjusted financial measures are not consistent with GAAP and may not be calculated the same as similarly titled measures used by other companies. These adjusted financial measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. Reconciliations of historical adjusted financial measures to corresponding GAAP measures are provided below.

Altria Group, Inc.
Reconciliation of Adjusted Diluted EPS
For the Year Ended December 31, 2017
(dollars in millions, except per share data)

	Earnings before Income Taxes	(Benefit) Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria Group, Inc.	Diluted EPS
2017 Reported	$9,828	$(399)	$10,227	$10,222	$5.31
NPM Adjustment Items	4	2	2	2	—
Tobacco and health litigation items	80	30	50	50	0.03
AB InBev special items	160	55	105	105	0.05
Asset impairment, exit, implementation and acquisition-related costs	89	34	55	55	0.03
Gain on AB InBev/SABMiller business combination	(445)	(156)	(289)	(289)	(0.15)
Settlement charge for lump sum pension payments	81	32	49	49	0.03
Tax items	—	3,674	(3,674)	(3,674)	(1.91)
2017 Adjusted for Special Items	$9,797	$3,272	$6,525	$6,520	$3.39
Growth in annual adjusted diluted EPS vs. prior year					11.9%
Adjusted diluted EPS three-year compound annual growth rate					9.7%

ALTRIA GROUP, INC. – Proxy Statement     A-1

ANNEX A – ALTRIA GROUP, INC. NON-GAAP FINANCIAL MEASURES

Altria Group, Inc.
Reconciliation of Adjusted Diluted EPS
For the Year Ended December 31, 2016
(dollars in millions, except per share data)

	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria Group, Inc.	Diluted EPS
2016 Reported	$21,852	$7,608	$14,244	$14,239	$7.28
NPM Adjustment Items	18	7	11	11	0.01
Tobacco and health litigation items	105	34	71	71	0.04
SABMiller special items	(89)	(32)	(57)	(57)	(0.03)
Loss on early extinguishment of debt	823	282	541	541	0.28
Asset impairment, exit, implementation and acquisition-related costs	206	71	135	135	0.07
Patent litigation settlement	21	8	13	13	0.01
Gain on AB InBev/SABMiller business combination	(13,865)	(4,864)	(9,001)	(9,001)	(4.61)
Tax items	—	30	(30)	(30)	(0.02)
2016 Adjusted for Special Items	$9,071	$3,144	$5,927	$5,922	$3.03
Growth in annual adjusted diluted EPS vs. prior year					8.2%

Altria Group, Inc.
Reconciliation of Adjusted Diluted EPS
For the Year Ended December 31, 2015
(dollars in millions, except per share data)

	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria Group, Inc.	Diluted EPS
2015 Reported	$8,078	$2,835	$5,243	$5,241	$2.67
NPM Adjustment Items	(84)	(33)	(51)	(51)	(0.03)
Tobacco and health litigation items	150	56	94	94	0.05
SABMiller special items	126	44	82	82	0.04
Loss on early extinguishment of debt	228	85	143	143	0.07
Asset impairment, exit and integration costs	11	2	9	9	—
Gain on AB InBev/SABMiller business combination	(5)	(2)	(3)	(3)	—
Tax items	41	52	(11)	(11)	—
2015 Adjusted for Special Items	$8,545	$3,039	$5,506	$5,504	$2.80
Growth in annual adjusted diluted EPS vs. prior year					8.9%

A-2     ALTRIA GROUP, INC. – Proxy Statement

ANNEX A – ALTRIA GROUP, INC. NON-GAAP FINANCIAL MEASURES

Altria Group, Inc.
Reconciliation of Adjusted Diluted EPS
For the Year Ended December 31, 2014
(dollars in millions, except per share data)

	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria Group, Inc.	Diluted EPS
2014 Reported	$7,774	$2,704	$5,070	$5,070	$2.56
NPM Adjustment Items	(90)	(34)	(56)	(56)	(0.03)
Tobacco and health litigation items	44	16	28	28	0.01
SABMiller special items	25	8	17	17	0.01
Loss on early extinguishment of debt	44	16	28	28	0.02
Asset impairment, exit integration and acquisition-related costs	21	7	14	14	0.01
Tax items	2	16	(14)	(14)	(0.01)
2014 Adjusted for Special Items	$7,820	$2,733	$5,087	$5,087	$2.57

Altria Group, Inc.
Selected Financial Data by Reporting Segment
Reconciliation of Adjusted OCI for Years Ended December 31,
(dollars in millions)

	Smokeable Products			Smokeless Products			Wine
	2017	2016	2015	2017	2016	2015	2017	2016	2015
Reported OCI	$8,408	$7,768	$7,569	$1,300	$1,177	$1,108	$147	$164	$152
NPM Adjustment Items	(5)	12	(97)	—	—	—	—	—	—
Asset impairment, exit, implementation and acquisition- related costs	29	134	—	56	57	4	—	3	—
Tobacco and health litigation items	72	88	127	—	—	—	—	—	—
Settlement charge for lump sum pension payments	57	—	—	16	—	—	—	—	—
Adjusted OCI	$8,561	$8,002	$7,599	$1,372	$1,234	$1,112	$147	$167	$152
Change in adjusted OCI
2017 vs. 2016	7.0%			11.2%		(12.0)%

ALTRIA GROUP, INC. – Proxy Statement     A-3

ANNEX A – ALTRIA GROUP, INC. NON-GAAP FINANCIAL MEASURES

Altria Group, Inc.
Reconciliation of Adjusted Discretionary Cash Flow
For the Year Ended December 31, 2017
(dollars in millions)

Decrease in cash and cash equivalents	$(3,316)
Dividends paid on common stock	4,807
Repurchases of common stock	2,917
Other (1)	1,793
Adjusted discretionary cash flow	$6,201
Growth in adjusted discretionary cash flow vs. prior year	9.7%
____________________
(1)	Primarily due to higher payments of settlement charges in 2017, acquisitions and postretirement funding, net of tax.

Altria Group, Inc.
Reconciliation of Adjusted Discretionary Cash Flow
For the Year Ended December 31, 2016
(dollars in millions)

Increase in cash and cash equivalents	$2,200
Dividends paid on common stock	4,512
Repurchases of common stock	1,030
Long-term debt repaid	933
Long-term debt issued	(1,976)
Other (2)	(1,046)
Adjusted discretionary cash flow	$5,653
____________________
(2)

Primarily due to the impact of the AB InBev/SABMiller business combination, net of tax, partially offset by purchases of AB InBev ordinary shares, debt tender premiums and fees related to early extinguishment of debt, net of tax, and pension funding, net of tax.

A-4     ALTRIA GROUP, INC. – Proxy Statement

PRE-REGISTRATION FORM FOR 2018 ANNUAL MEETING OF SHAREHOLDERS

ALTRIA GROUP, INC. 2018 ANNUAL MEETING OF SHAREHOLDERS PRE-REGISTRATION FORM
I am a shareholder (or duly appointed proxy for a shareholder) of Altria Group, Inc. and plan to attend the Altria Group, Inc. Annual Meeting of Shareholders to be held on Thursday, May 17, 2018.
NAME (please print)		PHONE NUMBER
STREET ADDRESS	CITY	STATE	ZIP CODE
NAME OF GUEST (IF ANY)
PLEASE NOTE THE FOLLOWING:
●Space is limited and pre-registration requests are accommodated on a first-come, first-served basis.
●Guest Policy: You may bring only one immediate family member as a guest. All immediate family member guests must be 21 years of age or older. A duly appointed proxy for a shareholder will not be allowed to bring a guest to the meeting.
●All shareholders (or duly appointed proxy for a shareholder, including a corporate or institutional shareholder) must provide proof of share ownership.
●Once we receive your request with proof of share ownership, we will mail to you information that you will need regarding the 2018 Annual Meeting, including credentials that you will be required to bring with you in order to facilitate your entry to the 2018 Annual Meeting.

Please return this form, along with your proof of ownership:
●By e-mail to ASMAttendanceRequests@altria.com;
●By fax to 1-800-352-6172 (from within the United States) or 1-919-697-4949 (from outside the United States); or
●By mail to Altria Group, Inc., Corporate Secretary, 6601 West Broad Street, Richmond, Virginia 23230.

All attendance requests should be received by Altria Group, Inc. no later than May 11, 2018. To avoid delay, please return this form by e-mail or facsimile.
Please contact Altria Group, Inc. Shareholder Services at 804-484-8838 in advance should you require special assistance for the day of the meeting or with other questions.

Our Mission	is to own and develop financially disciplined businesses that are leaders in responsibly providing adult tobacco and wine consumers with superior branded products.

In pursuing our Mission, our family of companies will:

Invest in People	Grow our leadership advantage through our people, our culture and our business partners.	Drive Positive Change	Help solve societal issues important to our business, stakeholders and communities.

Deliver Superior Products and Brands	Offer our consumers enjoyable product choices, including reduced harm products.	Create Substantial Value	Generate sustainable growth and long-term value for our shareholders.

Our Innovation Aspiration	is to be the U.S. leader in authorized, non-combustible, reduced-risk products.

Our Values	guide our behavior as we pursue our Mission and our business strategies.

Integrity, Trust and Respect	Passion to Succeed	Executing with Quality	Driving Creativity into Everything We Do	Sharing with Others

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 16, 2018.

Vote by Internet
●Go to www.envisionreports.com/altria
●Or scan the QR Code that appears to the right with your mobile device
●Follow the steps outlined on the secure website
Vote by telephone
●Within USA, US territories & Canada, call toll free 1-800-652-VOTE (8683). There is NO CHARGE to you for the call.
●Outside USA, US territories & Canada, call 1-781-575-2300. Standard rates apply.
●Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING. ▼

This proxy, when properly executed, will be voted as specified. If no specification is made, this proxy will be voted FOR the election of each of the listed nominees, FOR the ratification of the selection of independent registered public accounting firm, FOR the non-binding advisory vote to approve the compensation of Altria’s named executive officers, and AGAINST the shareholder proposal.

A	Election of Directors (see below): The Board of Directors recommends a vote FOR each of the listed nominees.
1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - John T. Casteen III	☐	☐	☐	05 - W. Leo Kiely III	☐	☐	☐	09 - Nabil Y. Sakkab	☐	☐	☐
02 - Dinyar S. Devitre	☐	☐	☐	06 - Kathryn B. McQuade	☐	☐	☐	10 - Virginia E. Shanks	☐	☐	☐
03 - Thomas F. Farrell II	☐	☐	☐	07 - George Muñoz	☐	☐	☐	11 - Howard A. Willard III	☐	☐	☐
04 - Debra J. Kelly-Ennis	☐	☐	☐	08 - Mark E. Newman	☐	☐	☐

B	Proposals: The Board of Directors recommends a vote FOR Proposals 2 and 3.	The Board of Directors recommends a vote AGAINST Proposal 4.
		For	Against	Abstain			For	Against	Abstain
2.	Ratification of the Selection of Independent Registered Public Accounting Firm	☐	☐	☐	4.	Shareholder Proposal - Reducing and Disclosing Nicotine Levels in Cigarette Brands	☐	☐	☐

3.	Non-Binding Advisory Vote to Approve the Compensation of Altria’s Named Executive Officers	☐	☐	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

ALTRIA GROUP, INC.
2018 ANNUAL MEETING OF
SHAREHOLDERS
Thursday, May 17, 2018
9:00 A.M. Eastern Time
The Greater Richmond Convention Center
403 North 3rd Street
Richmond, VA 23219

In order to attend the Meeting you must submit a written request for an admission ticket. To request an admission ticket, please follow the instructions set forth in the accompanying proxy statement in response to Question 16.

It is important that your shares are represented at the Meeting, whether or not you attend the Meeting in person. To make sure your shares are represented, we urge you to vote your shares over the Internet OR the telephone in accordance with the instructions provided on the reverse side OR by completing and mailing this proxy card.

Sign Up Today For Electronic Delivery

If you prefer to receive your future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet, sign up today at www.computershare-na.com/green.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING. ▼

Altria Group, Inc.
Proxy Solicited on Behalf of the Board of Directors
Annual Meeting May 17, 2018

Martin J. Barrington and Murray R. Garnick, and each of them, are appointed attorneys, with power of substitution, to vote, as indicated on the matters set forth on the reverse hereof and in their discretion upon such other business as may properly come before the Meeting, all shares of common stock held by the undersigned in Altria Group, Inc. (the “Company”) at the Annual Meeting of Shareholders to be held at the Greater Richmond Convention Center, May 17, 2018, at 9:00 a.m., Eastern Time, and at all adjournments or postponements thereof.

This card also serves to instruct the administrator of the Company’s Direct Stock Purchase and Dividend Reinvestment Plan and the trustee of each defined contribution plan sponsored by the Company or any of its subsidiaries how to vote shares held for a participant in any such plan. Unless your proxy for your defined contribution plan shares is received by May 14, 2018, the trustee of such defined contribution plan will vote your plan shares in the same proportion as those plan shares for which instructions have been received.

If you have voted by Internet or telephone, please DO NOT mail back this proxy card.

THANK YOU FOR VOTING

C	Authorized Signatures — Date and Sign Below.

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments or postponements thereof.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.